UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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CHIMERA INVESTMENT CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting To Be Held December 10, 2015

To the Stockholders of Chimera Investment Corporation:

It is my pleasure to invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Chimera Investment Corporation, a Maryland corporation (“Chimera” or “the Company”) that will be held on December 10, 2015, at 10:00 a.m. Eastern Time.

This year’s Annual Meeting will be a virtual meeting to be held over the Internet. We believe that the use of the Internet to host the Annual Meeting will enable expanded stockholder participation. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CIM and entering your 16 digit control number.

The accompanying notice of the Annual Meeting and proxy statement tell you more about the agenda and procedures for the meeting. They also describe how the Company’s Board of Directors operates and provide information about our director candidates, executive officer and director compensation and corporate governance matters. I look forward to sharing more information with you about Chimera at the Annual Meeting.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize your proxy as soon as possible. You may authorize your proxy on the Internet, by telephone, or by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on December 10, 2015.

Sincerely,

Matthew Lambiase
Chief Executive Officer and President
October 28, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CHIMERA INVESTMENT CORPORATION

Time:	10:00 a.m. Eastern Time
Date:	Thursday, December 10, 2015
Place:	Virtual meeting via webcast at www.virtualshareholdermeeting.com/CIM
Purpose:	This year’s Annual Meeting will be held for the following purposes:

●To elect two Class II Directors to serve until our annual meeting of stockholders in 2018 and until his or her successor is duly elected and qualified;

●To consider and vote upon a non-binding advisory resolution on our executive compensation;

●To consider and vote upon an amendment to and restatement of our 2007 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

●To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

●To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Other Important Information:
●Registered holders of Chimera common stock at the close of business on October 21, 2015 may attend and vote at the Annual Meeting and any adjournments or postponements thereof.

●Your shares cannot be voted unless they are represented by proxy or in person by the record holder attending the Annual Meeting via webcast. Even if you plan to attend the Annual Meeting via webcast, please authorize your proxy to vote on all matters being considered at the Annual Meeting.

●If you wish to watch the webcast at a location provided by the Company, the Company’s Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202. Please note that no members of management or the Board will be in attendance at this location. If you wish to view the Annual Meeting via webcast at Venable LLP’s office, please follow the directions for doing so set forth in the “Annual Meeting Admission” section in this proxy statement.

By order of the Board of Directors,

Phillip J. Kardis II
Chief Legal Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held December 10, 2015.
Our Proxy Statement and 2014 Annual Report to Stockholders are available at www.proxyvote.com.

520 MADISON AVE, 32ND FLOOR
NEW YORK, NEW YORK 10022
____________________

2015 ANNUAL MEETING OF STOCKHOLDERS
____________________

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

General Information

These materials are intended to solicit proxies on behalf of the Board of Directors of Chimera Investment Corporation, a Maryland corporation (which we refer to as “Chimera,” the “Company,” “we,” or “us”), for the 2015 Annual Meeting of Stockholders (“Annual Meeting”), including any adjournment or postponement thereof. This year, the Annual Meeting will be a virtual meeting of stockholders. This means you will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CIM. The meeting will convene at 10:00 a.m. Eastern Time on December 10, 2015.

Items to be Voted on at the Annual Meeting

(1)	Election of two Class II Directors, Dennis M. Mahoney and Paul A. Keenan, to serve until our annual meeting of stockholders in 2018 and until his successor is duly elected and qualified;

(2)	Consider and vote upon a non-binding advisory resolution on our executive compensation;

(3)	Consider and vote upon an amendment to and restatement of our 2007 Equity Incentive Plan (the “Equity Incentive Plan”) for purposes of Section 162(m) of the Internal Revenue Code; and

(4)	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

Other than these four items, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes your proxy to vote on those matters in his or her discretion.

Board of Directors Recommendation

Our Board of Directors recommends that you vote:

(1)	“FOR” the election of each of the nominees as directors;

(2)	“FOR” the approval of the non-binding advisory resolution on executive compensation;

(3)	“FOR” the approval of the amendment to and restatement of our Equity Incentive Plan; and

(4)	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015.

Stockholders Entitled to vote at the meeting

If you were a registered stockholder at the close of business on the record date for the meeting, October 21, 2015 (the “Record Date”), you are entitled to vote at the meeting. There were 189,014,216 shares of common stock outstanding on the Record Date. You will have one vote on each matter properly brought before the meeting for each share of Chimera common stock you own.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if (i) you are present in person by attending the virtual Annual Meeting via webcast, as described in this proxy statement, or (ii) you are represented by proxy. Even if you plan to attend the Annual Meeting via webcast, we urge you to authorize your proxy in advance. We encourage you to authorize your proxy (i) electronically by going to the www.proxyvote.com website, (ii) by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card or (iii) by mail. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided so it is received no later than December 9, 2015.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

●	voting again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted), as described above;

●	properly executing and delivering a later-dated proxy card by mail;

●	voting electronically at the Annual Meeting; or

●

sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 520 Madison Avenue, 32nd Floor, New York, NY 10022 so it is received no later than December 9, 2015.

Voting at the Annual Meeting

The method by which you vote and authorize your proxy will in no way limit your right to vote at the Annual Meeting if you later decide to vote during the Annual Meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as your bank or broker) to be able to vote at the Annual Meeting.

Your shares will be voted at the Annual Meeting as directed by your proxy, the instructions on your proxy card or voting instructions if: (1) you are entitled to vote; (2) your proxy was properly executed or properly authorized electronically; (3) we received your proxy prior to the Annual Meeting; and (4) you did not revoke your proxy prior to or at the Annual Meeting.

Quorum for the Annual Meeting

A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, in person by attending the Annual Meeting via webcast or by proxy. Since there were 189,014,216 outstanding shares of common stock as of the Record Date, each share entitled to one vote per share, stockholders representing at least 94,507,109 votes need to be present in person or by proxy at the Annual Meeting for a quorum to exist. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

Votes Required to Approve Each Item The voting requirements are as follows:

Discretionary Voting
	Proposal	Vote Required	Allowed?
(1)	Election of directors	Majority of votes cast for or against such nominee	No
(2)	Approval of the advisory vote on our executive compensation	Majority of votes cast	No
(3)	Approval of amendment to and restatement of the Equity Incentive Plan	Majority of votes cast	No
(4)	Ratification of the appointment of Ernst & Young LLP	Majority of votes cast	Yes

“Majority of votes cast” means a majority of the votes cast at the annual meeting on the proposal.

Effect of Abstentions and Broker “Non-Votes”

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Discretionary voting occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the New York Stock Exchange permit such bank, broker, or other holder of record to vote. When banks, brokers, and other holders of record are not permitted under the New York Stock Exchange rules to vote the beneficial owner’s shares on a proposal, and there is at least one other proposal on which discretionary voting is allowed, the affected shares are referred to as broker “non-votes.” Broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

Abstentions and broker non-votes, if any, will have no effect on the election of the directors (Proposal No. 1), the advisory vote on our executive compensation (Proposal No. 2), the amendment to and restatement of the Equity Incentive Plan (Proposal No. 3), or the ratification of the appointment of Ernst & Young LLP (Proposal No. 4).

Annual Meeting Admission

You may attend the virtual Annual Meeting if you are a registered stockholder, a proxy holder of a registered stockholder, or a beneficial owner of Chimera common stock with evidence of ownership. If you wish to watch the webcast at a location provided by the Company, the Company’s Maryland counsel, Venable LLP, will air the webcast at its offices located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202. Please note that no members of management or the Board will be in attendance at this location. If you wish to view the Annual Meeting via webcast at Venable LLP’s office, please complete the Reservation Request Form found at the end of this proxy statement.

Solicitation of Proxies for the Annual Meeting

We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders. We will pay the expenses incurred in connection with the printing and mailing of this proxy statement. In addition to solicitation by mail, our directors, officers and employees, who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile or other electronic means or in person. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. We will bear the total cost of soliciting proxies.

We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in the solicitation of proxies in connection with the Annual Meeting. We will pay Innisfree a fee of $12,500 for its services. In addition, we may pay Innisfree additional fees depending on the extent of additional services requested by us and will reimburse Innisfree for expenses Innisfree incurs in connection with its engagement by us. In addition to the fees paid to Innisfree, we will pay all other costs of soliciting proxies.

Stockholders have the option to authorize their proxy over the Internet or by telephone. Please be aware that if you authorize your proxy over the Internet or by telephone, you may incur costs such as telephone and access charges for which you will be responsible.

Householding

Householding is a procedure approved by the Securities and Exchange Commission (the “SEC”) under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of a company’s proxy statement and annual report from a company, bank, broker or other intermediary, unless one or more of these stockholders notifies the company, bank, broker or other intermediary that they wish to continue to receive individual copies. We engage in this practice, which is known as “householding,” as it reduces our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, New York 10022, Attention: Investor Relations, by emailing us at investor@chimerareit.com, or by calling us at (866) 315-9930, and we will promptly deliver to the stockholder the requested annual report or proxy statement. If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Postponement or Adjournment of the Annual Meeting

We may postpone the Annual Meeting by making a public announcement of such postponement prior to the Annual Meeting. Our bylaws permit the chairman of the meeting to recess or adjourn the meeting, without notice other than an announcement at the Annual Meeting.

The Internalization

During 2014 and until August 5, 2015, we were externally managed by a wholly-owned subsidiary of Annaly Capital Management, Inc., Fixed Income Discount Advisory Company (“Manager”), and had no employees. On August 5, 2015, we internalized our management (the “Internalization”), and were no longer externally managed by the Manager. Thus, where indicated, certain portions of this proxy statement address matters relevant following the Internalization, including in particular, the Compensation Discussion and Analysis.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

Our website is www.chimerareit.com. We make available on this website under “Investor Relations - SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

PROPOSAL 1 ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote to elect two Class II Directors, whose terms will expire at our annual meeting of stockholders in 2018, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

We have three classes of Directors. Our Class II Directors elected at the Annual Meeting will serve until our annual meeting of stockholders in 2018. Our Class III Directors serve until our annual meeting of stockholders in 2016. Our Class I Directors serve until our annual meeting of stockholders in 2017. Set forth below are the names and certain biographical information on each of our directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR DENNIS M. MAHONEY AND PAUL A. KEENAN AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2018 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

Set forth below are the names and certain biographical information on each of our nominees for our Class II Directors, as well as each of our Class I Directors and Class III Directors.

Name	Class	Age	Independent	Director Since	Committee Memberships
Paul Donlin	I	54	Yes	November 2007	Risk Nominating and Corporate Governance (Chair)
Mark Abrams	I	66	Yes	November 2007	Audit Risk (Chair)
Gerard Creagh	I	57	Yes	April 2010	Audit Compensation
Paul A. Keenan	II	48	Yes	November 2007	Compensation (Chair) Nominating and Corporate Governance
Dennis M. Mahoney	II	73	Yes	April 2010	Audit (Chair) Risk
John P. Reilly	III	67	Yes	April 2010	Compensation Nominating and Corporate Governance
Matthew Lambiase	III	49	No	August 2007	None

Class I Directors

Paul Donlin was appointed as one of our Class I Directors and our Nonexecutive Chairman of the Board of Directors on November 15, 2007. Mr. Donlin left Citigroup in 2007, after a career that spanned 21 years. For the previous 10 years at Citigroup, Mr. Donlin was in the securitization business, with his most recent position being the Head of Global Securitization in the Global Securitized Markets Business within Fixed Income. Earlier in his career at Citigroup, Mr. Donlin managed the Structured Finance and Advisory Unit of Citigroup’s Private Bank. None of the corporations or organizations that have employed Mr. Donlin during the past five years is a parent, subsidiary or other affiliate of us. Mr. Donlin has an M.B.A. from Harvard University and a Bachelor’s Degree from Georgetown University.

The Board believes that Mr. Donlin’s qualifications include, among other things, his significant experience in the residential mortgage-backed securities market from his years of management and oversight of securitization activities and his expertise in financial matters.

Mark Abrams was appointed as one of our Class I Directors on November 15, 2007. Mr. Abrams served as Chief Investment Officer of the Presidential Life Insurance Company from November 2003 to December 2012 and as Executive Vice President from 2005 to December 2012. He was Senior Vice President of the Presidential Life Insurance Company from 2001 to 2005, and before that, Mr. Abrams served as Vice President of the Presidential Life Insurance Company since October 1994. None of the corporations or organizations that have employed Mr. Abrams during the past five years is a parent, subsidiary or other affiliate of us. Mr. Abrams has a Bachelor’s Degree from Hobart College.

The Board believes that Mr. Abrams’s qualifications include, among other things, his experience as a chief investment officer and his prior executive experience with other companies.

Gerard Creagh was appointed as one of our Class I Directors effective as of April 1, 2010 to fill a newly created directorship on the Board of Directors. Since May 2011, Mr. Creagh has served as a Managing Partner at CVC Advisers LLC, a financial consulting firm. From September 2005 through April 2010, Mr. Creagh served as the President and a member of the Board of Directors of Duff & Phelps Corporation. From September 2005 to September 2007, Mr. Creagh served as President of Duff & Phelps Acquisitions, LLC. Prior to its merger with Duff & Phelps in September 2005, Mr. Creagh served as executive managing director of Standard & Poor’s Corporate Value Consulting practice. Mr. Creagh joined Standard & Poor’s from PricewaterhouseCoopers, where he held the position of North American Valuation Services practice leader. Mr. Creagh previously served as the U.S. leader for the Valuation Practice of Coopers & Lybrand. None of the corporations or organizations that have employed Mr. Creagh during the past five years is a parent, subsidiary or other affiliate of us. Mr. Creagh has a Bachelor’s Degree and Master’s Degree in mechanical engineering from Manhattan College and has an M.B.A. in finance from New York University’s Leonard N. Stern School of Business.

The Board believes that Mr. Creagh’s qualifications include, among other things, his experience in the oversight of risk management policies and procedures, his significant background as a lead corporate executive and his prior board experience with other companies.

Class II Directors

Paul A. Keenan was appointed as one of our Class II Directors on November 15, 2007. Mr. Keenan has been a partner in the law firm of Kelley Drye and Warren LLP since 2002 and specializes in real estate finance. None of the corporations or organizations that have employed Mr. Keenan during the past five years is a parent, subsidiary or other affiliate of us. Mr. Keenan has a J.D. from Seton Hall University and a Bachelor’s Degree from Rutgers, the State University of New Jersey.

The Board believes that Mr. Keenan’s qualifications include, among other things, his experience as a law firm partner specializing in real estate finance and his knowledge of the real estate finance industry.

Dennis M. Mahoney was appointed as one of our Class II Directors effective as of April 1, 2010 to fill a newly created directorship on the Board of Directors. Before retiring in 2007, Mr. Mahoney was Senior Vice President of Columbia Bank and was responsible for the development and expansion of alternative investment products. Prior to joining Columbia Bank in 1994, Mr. Mahoney was Executive Vice President and Chief Operating Officer of First Atlantic Savings. Mr. Mahoney joined First Atlantic Savings in 1988 from Carteret Savings Bank where he was Executive Vice President, Treasurer. None of the corporations or organizations that have employed Mr. Mahoney during the past five years is a parent, subsidiary or other affiliate of us. Mr. Mahoney received a Bachelor’s Degree in Economics and Business Administration from Roanoke College.

The Board believes that Mr. Mahoney’s qualifications include, among other things, his significant knowledge of the banking and investment industry and his experience as an executive in the financial services industry.

Class III Directors

Matthew Lambiase has served as our President and Chief Executive Officer, and one of our directors since August 2007. Prior to becoming Chief Executive Officer and President, Mr. Lambiase was a Managing Director and Head of Business Development for Annaly Capital Management, Inc. Before that, Mr. Lambiase was a Director in Fixed Income Sales at Nomura Securities International, Inc. Over his 11 year employment at Nomura, Mr. Lambiase was responsible for the distribution of commercial and residential mortgage-backed securities to a wide variety of institutional investors. Mr. Lambiase also held positions at Bear, Stearns & Company as Vice President in Institutional Fixed Income Sales and as a mortgage analyst in the Financial Analytics and Structured Transaction Group. During the past five years, Mr. Lambiase had been employed at Annaly and our Manager. Mr. Lambiase has a Bachelor’s Degree in Economics from the University of Dayton.

The Board believes that Mr. Lambiase’s qualifications include, among other things, his significant industry knowledge and experience and his current position as our Chief Executive Officer and President provides him with knowledge of our long-term strategy and operations.

John P. Reilly was appointed as one of our Class III Directors effective as of April 1, 2010 to fill a newly created directorship on the Board of Directors. Mr. Reilly co-founded and, until June 2014, was President and Chief Executive Officer of Keltic Financial Services, LLC (“Keltic”), a finance company providing asset based loans to medium size companies. Upon the acquisition of Keltic by Ares Management, L.P. (“Ares”), Mr. Reilly became a Partner in the Direct Lending Group of Ares. Prior to founding Keltic Financial Services, LLC, in 1999, Mr. Reilly spent 22 years at Citicorp in various senior executive positions in the Leverage Lending, Capital Markets, Corporate Finance and Private Banking Businesses. Since 2001, Mr. Reilly has served as a director of Scan Source, Inc. None of the corporations or organizations that have employed Mr. Reilly during the past five years is a parent, subsidiary or other affiliate of us. Mr. Reilly has an M.B.A. from Fairleigh Dickinson University, Teaneck, New Jersey, and a Bachelor’s Degree from King’s College, Wilkes-Barre, Pennsylvania.

The Board believes that Mr. Reilly’s qualifications include, among other things, his knowledge of the finance industry and prior experience as a director of another company.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented appropriate corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our audit committee, compensation committee and nominating and corporate governance committee.

Board Oversight of Risk

The Board of Directors is responsible for overseeing our risk management practices, and committees of the Board of Directors assist it in fulfilling this responsibility.

As required by its charter, the audit committee routinely discusses with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to our assessment of risk and risk management. At least annually, the audit committee reviews with management our risk management program, which identifies and quantifies a broad spectrum of enterprise-wide risks, and related action plans. In 2014, our full Board of Directors participated in this review and discussion, and it expects to continue this practice as part of its role in the oversight of our risk management practices. In addition, prior to the Internalization, our Manager’s employees reported to the audit committee on various matters related to our risk exposures on a regular basis or more frequently if appropriate (and such reporting is now done directly by our employees to the audit committee). At their discretion, members of the Board of Directors may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings.

Prior to the Internalization, our Board of Directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, our Board of Directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our Manager’s employees since they are compensated by our Manager, do not create risks that are reasonably likely to have a material adverse effect on us. Our Board of Directors also considered that, while we may grant our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us. As part of its risk assessment and management activities going forward, our compensation committee also determined that our compensation committee would undertake an annual review of our compensation policies and practices as they relate to risk, the results of which will be shared with our full Board of Directors. For a discussion of the governance of our executive compensation following the Internalization, see “Compensation Discussion and Analysis — Governance of Our Executive Compensation Program.”

Board Leadership Structure

We have separated the roles of principal executive officer and chairman of the board. Our principal executive officer is Matthew Lambiase, who is our Chief Executive Officer, President and a director. Our chairman of the Board of Directors is Paul Donlin, who is an independent director. The Board of Directors believes this allocation of responsibilities between these two positions provides for dynamic board leadership while maintaining strong independence and is therefore an effective and appropriate leadership structure.

Independence of Our Directors

New York Stock Exchange rules require that at least a majority of our directors be independent of our company and management. The rules also require that our Board of Directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with New York Stock Exchange rules. Our Board of Directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management. Our Board of Directors, based upon the fact that none of our independent directors have any material relationships with us other than as directors and holders of our common stock, affirmatively determined that six of our directors are independent directors under New York Stock Exchange rules. Our independent directors are Mark Abrams, Gerard Creagh, Paul Donlin, Paul A. Keenan, Dennis M. Mahoney and John P. Reilly. Matthew Lambiase is not considered independent because he is an employee of the Company.

Board Committees and Charters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all our named executive officers and directors, as well as, prior to our Internalization, to our Manager’s officers, directors and employees when such individuals were acting for or on our behalf.

We have adopted a Code of Business Conduct and Ethics within the meaning of Item 406(b) of Regulation S-K. This Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer and principal accounting officer. This Code of Business Conduct and Ethics is publicly available on our website at www.chimerareit.com. If we make substantive amendments to this Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we intend to disclose these events on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

Our compensation committee, audit committee and nominating and corporate governance committee have also adopted written charters that govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Compensation Committee Charter, Audit Committee Charter and Nominating and Corporate Governance Committee Charter are available on our website (www.chimerareit.com). We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, New York 10022.

Share Ownership by Non-Employee Directors; Anti-Hedging Policy

We believe that each director should have a substantial personal investment in our company. In October 2015, we adopted stock ownership requirements whereby all non-employee directors are required to own, hold and maintain shares of our company’s common stock worth five times the cash portion of their annual cash retainer. This requirement must be met within five years of becoming a director or five years of the adoption of the policy, whichever is later.

We have a policy prohibiting all directors, employees and officers, as well as, prior to our Internalization, our Manager, from engaging in any hedging transactions, including options, short sales, puts, calls, derivative actions such as forwards, futures or swaps, or any other hedging transactions with respect to shares of our common stock.

Compensation Committee

Our Board of Directors has established a compensation committee, which is composed of three of our independent directors, Messrs. Creagh, Keenan, and Reilly. Mr. Keenan chairs the compensation committee, whose principal functions are to:

●	evaluate the performance of and determine the compensation for our executive officers;
●	evaluate the performance of our Manager (prior to the Internalization);
●	review the compensation and fees payable to our Manager under our management agreement (prior to the Internalization);
●	oversee the type, design, implementation, administration, interpretation and amendment of our compensation plans, policies and programs;
●	recommend to the Board of Directors the compensation for our independent directors;
●	administer the issuance of any securities under our equity incentive plan to our executives or the employees of our Manager (prior to the Internalization); and
●	produce annual reports on compensation for inclusion in our proxy statement and prepare any report relating to compensation required by the SEC.

For a discussion of the governance of our executive compensation following the Internalization, see “Compensation Discussion and Analysis -- Governance of Our Executive Compensation Program.”

Our Board of Directors has determined that all of the directors serving on the compensation committee are independent members of the compensation committee under the current NYSE independence requirements and SEC rules.

For additional information on the compensation committee, please see “Compensation Committee Report” below.

Audit Committee

Our Board of Directors has established an audit committee, which is composed of three of our independent directors, Messrs. Abrams, Creagh, and Mahoney. Mr. Mahoney chairs the audit committee as our Board of Directors has determined that Mr. Mahoney is an audit committee financial expert, as that term is defined by the SEC. Each of the members of the audit committee is “financially literate” under the rules of the NYSE. The committee assists the board in overseeing:

●	our accounting and financial reporting processes;
●	the integrity and audits of our consolidated financial statements;
●	our compliance with legal and regulatory requirements;
●	the qualifications and independence of our independent registered public accounting firm; and
●	the performance of our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our Board of Directors has determined that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, which is composed of three of our independent directors, Messrs. Donlin, Keenan and Reilly. Mr. Donlin chairs the nominating and corporate governance committee, which is responsible for seeking, considering and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating and corporate governance committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and it annually recommends to the full Board of Directors nominees for each committee of the board. In addition, the nominating and corporate governance committee annually facilitates the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the board.

Our Board of Directors has determined that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules.

Our nominating and corporate governance committee currently considers the following factors in making its nominee recommendations to the Board of Directors: background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Our nominating and corporate governance committee also conducts inquiries into the background and qualifications of potential candidates. Although the nominating and corporate governance committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board of Directors. Additionally, the committee believes that it is critical to have a Board of Directors with diverse backgrounds in various areas as this contributes to our success and is in the best interests of our stockholders. The nominating and corporate governance committee will consider nominees recommended by our stockholders. These recommendations should be submitted in writing to our Secretary.

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating and corporate governance committee considers various potential candidates for director. Candidates may come to the attention of our nominating and corporate governance committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating and corporate governance committee and may be considered at any point during the year. As described above, our nominating and corporate governance committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons recommending candidates, recommendations are aggregated and considered by our nominating and corporate governance committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to our nominating and corporate governance committee. Our nominating and corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not recommended by a stockholder. In evaluating such nominations, our nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Board and Committee Meetings

Our Board of Directors held thirteen meetings in 2014. During 2014, the compensation committee held two meetings, the audit committee held eleven meetings, the risk committee held one meeting, and the nominating and corporate governance committee held one meeting. Each director attended at least 75% of the aggregate number of meetings held by our Board of Directors during the portion of the last fiscal year for which he was a director. Each director attended at least 75% of the aggregate number of meetings of all committees of the Board of Directors on which the director served during the portion of the last fiscal year for which he was a committee member.

Meetings of Non-Management Directors

Our corporate governance guidelines require that the board have at least two regularly scheduled meetings each year for our non-management directors. These meetings, which are designed to promote unfettered discussions among our non-management directors, are presided over by Paul Donlin or Mark Abrams. During 2014, our non-management directors had two meetings.

Communications with the Board of Directors

Interested persons may communicate their complaints or concerns by sending written communications to the Board of Directors, committees of the Board of Directors, the non-management directors and individual directors by mailing those communications to:

Chimera Investment Corporation
Applicable Addressee*
520 Madison Avenue, 32nd Floor
New York, NY 10022
Phone: (866) 315-9930
Email: investor@chimerareit.com
Attention: Investor Relations

*	Audit Committee of the Board of Directors
*	Compensation Committee of the Board of Directors
*	Nominating and Corporate Governance Committee of the Board of Directors
*	Risk Committee of the Board of Directors
*	Non-Management Directors
*	Name of Individual Director

These communications are sent by us directly to the specified addressee.

We require each member of the Board of Directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director.

MANAGEMENT

The following sets forth certain information with respect to our executive officers:

Name	Age	Title
Matthew Lambiase	49	Chief Executive Officer, President and Director
Robert Colligan	44	Chief Financial Officer
Choudhary Yarlagadda	53	Chief Operating Officer
Mohit Marria	37	Chief Investment Officer
Phillip J. Kardis II	54	Chief Legal Officer and Secretary
William B. Dyer	68	Head of Underwriting

Biographical information on Mr. Lambiase is provided above. Certain biographical information for Mr. Colligan, Mr. Yarlagadda, Mr. Marria, Mr. Kardis and Mr. Dyer is set forth below.

Robert Colligan is our Chief Financial Officer. Prior to becoming Chief Financial Officer, Mr. Colligan was a Managing Director at Annaly Capital Management, Inc. Before joining Annaly as a Managing Director in May 2013, Mr. Colligan was the Controller at Starwood Capital Group for the previous five years. Prior to Starwood Capital Group, from 2002 to 2008, Mr. Colligan was a Managing Director at Bear Stearns and, from 1999 to 2002, a Vice President at Merrill Lynch in financial reporting, strategy and investor relations roles. Mr. Colligan began his career at PricewaterhouseCoopers where, from 1993 to 1999, he had roles in both audit and national tax. He has a Bachelor’s Degree in Accounting from Villanova University, a Master’s Degree in Taxation from George Washington University and is a Certified Public Accountant.

Choudhary Yarlagadda is our Chief Operating Officer. Prior to becoming Chief Operating Officer, Mr. Yarlagadda was a Managing Director and Head of Structured Products for Annaly Capital Management, Inc. since January 2008. Prior to joining Annaly, Mr. Yarlagadda was a Director in Structured Credit Products at Credit Suisse and also a Vice President in the Fixed Income Mortgage Group at Nomura Securities International, Inc. Mr. Yarlagadda has an MS from the Florida Institute of Technology and BS from the National Institute of Technology.

Mohit Marria is our Chief Investment Officer. Prior to becoming Chief Investment Officer, Mr. Marria was an Executive Vice President of Annaly Capital Management, Inc. While at Annaly, Mr. Marria had responsibility for the development and implementation of Chimera’s trading strategies in residential mortgage-backed securities, residential mortgage loans and its derivatives portfolio. He has been a member of the investment team since Chimera’s inception. Mr. Marria joined Annaly from American International Group (AIG). Prior to working at AIG, Mr. Marria worked at Metropolitan Life Insurance Company. Mr. Marria earned a Bachelor’s Degree in Finance and an M.B.A., each from the Rutgers University.

Phillip J. Kardis II is our Chief Legal Officer and Secretary. Prior to becoming Chief Legal Officer, Mr. Kardis was a partner with the law firm of K&L Gates LLP where he represented mortgage REITs and other companies and funds that acquire, originate, service and finance residential mortgage loans, mortgage servicing rights and mortgage backed securities, including the Company and Annaly Capital Management, Inc. Prior to joining K&L Gates LLP in 2004, Mr. Kardis practiced corporate and securities law at several law firms. In addition, Mr. Kardis has held positions at the U.S. Department of Commerce, where he assisted the US Trade Representative in WTO arbitration, at Rockwell International, as a registered lobbyist, the U.S. Senate Committee on the Budget, as the science and space advisor, and at Analytic Services, Inc., as a defense analyst. Mr. Kardis has a BA from George Washington University, an MA from George Washington University, an MA from George Mason University, and a JD from the Georgetown University Law Center.

William B. Dyer is our Head of Underwriting. Prior to becoming Head of Underwriting, Mr. Dyer was an Executive Vice President at Annaly Capital Management, Inc. where he was responsible for Chimera’s underwriting activities. Prior to joining Annaly, Mr. Dyer was Vice President, Credit Risk Management for PHH Mortgage Corporation from 1997, where his responsibilities included supervision of the Credit Solutions Department. Mr. Dyer was Vice President at the Fixed-Income Division of Nomura Asset Capital Corporation from 1994 to 1997, where he managed deal-related activities critical for the securitization or sale of the mortgage loans. Mr. Dyer has an M.B.A. from St. John’s University and a Bachelor’s Degree from St. Francis College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CHIMERA

The following table sets forth certain information relating to the beneficial ownership of our common stock by (i) each of our named executive officers and directors, (ii) all of our executive officers and directors as a group, and (iii) all persons that we know beneficially own more than 5% of our outstanding common stock. Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, as amended. Except as otherwise indicated, the information is as of September 30, 2015 and, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as otherwise indicated, the business address of the stockholders listed below is the address of our principal executive office, 520 Madison Avenue, 32nd Floor, New York, New York 10022.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	Percent of Class
Matthew Lambiase(1)	181,400	*
Robert Colligan(2)	25,899	*
Mark Abrams	26,623	*
Gerard Creagh	54,067	*
Paul Donlin(3)	226,068	*
Paul A. Keenan	46,366	*
Dennis M. Mahoney	20,478	*
John P. Reilly(4)	34,619	*
All Directors and Officers As a Group (12 persons)	994,651	*
Leon G. Cooperman(5)	12,872,440	6.76%
Vanguard Group Inc.(6)	11,863,745	6.23%
BlackRock, Inc.(7)	12,315,022	6.47%
____________________

*      Less than 1 percent.
(1)	Mr. Lambiase, our Chief Executive Officer, President and one of our directors, is the beneficial owner of 18,000 shares of restricted common stock issued under our equity incentive plan, which vests in equal installments on the first business day of each fiscal quarter over a period of ten years beginning on January 2, 2008. Includes 13,950 shares of restricted common stock that have vested as of September 30, 2015; 450 shares of restricted common stock that will vest within 60 days after September 30, 2015; and 3,600 shares that vest more than 60 days after September 30, 2015. Includes 33,600 shares of common stock held by Mr. Lambiase in a 401(k) plan.
(2)	Mr. Colligan, our Chief Financial Officer, is the beneficial owner of 39,088 shares of restricted common stock issued under our equity incentive plan on February 2, 2015, which vest in three equal installments on February 2, 2015, 2016, and 2017. 12,899 of these shares have fully vested as of September 30, 2015.
(3)	Includes 4,000 shares of common stock held by Mr. Donlin in a Family Trust and 85,000 shares of common stock held by Donlin Financial LLC.
(4)	Includes 2,900 shares of common stock held by members of Mr. Reilly’s immediate family.
(5)	The address for the stockholder is 11431 W. Palmetto Park Road, Boca Raton, FL 33428. The shares shown as beneficially owned by Leon G. Cooperman reflect shares owned on his own behalf and on behalf of the following entities: Omega Capital Partners, L.P.; Omega Capital Investors, L.P.; Omega Equity Investors, L.P.; Omega Credit Opportunities Fund, Ltd. L.P.; Omega Overseas Partners, Ltd.; a limited number of institutional clients advised by Omega Advisors, Inc.; Toby Cooperman; The Leon and Toby Cooperman Family Foundation; The Cooperman Family Fund for a Jewish Future; Michael S. Cooperman; The Michael S. Cooperman WRA Trust; and Asher Silvin Cooperman. Mr. Cooperman reported having sole voting power over 47,829,845 shares, shared voting power over 16,532,356 shares, sole dispositive power over 47,829,845 shares and shared dispositive power over 16,532,356 shares. Based solely on information contained in a Schedule 13G/A filed by Mr. Cooperman on January 23, 2015. Subsequent to the filing of Mr. Cooperman’s Schedule 13G/A, the Company effected a one-for-five reverse stock split, effective on April 6, 2015. Accordingly, every five shares of Chimera’s issued and outstanding common stock beneficially owned by Mr. Cooperman converted into one share of Chimera’s common stock. Based on the information contained in the Schedule 13G/A filed by Mr. Cooperman on January 23, 2015, we believe that, had the reverse stock split occurred prior to the filing of Mr. Cooperman’s Schedule 13G/A, Mr. Cooperman would have reported having sole voting power over 9,565,969 shares, shared voting power over approximately 3,306,471 shares, sole dispositive power over 9,565,969 shares and shared dispositive power over approximately 3,306,471 shares.
(6)	The address for the stockholder is 100 Vanguard Blvd., Malvern, PA 19355. The shares shown as beneficially owned by The Vanguard Group, Inc. reflect shares owned on its own behalf and on behalf of the following entities: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Vanguard Group, Inc. reported having sole voting power over 680,658 shares, shared voting power over zero shares, sole dispositive power over 58,720,665 shares and shared dispositive power over 598,058 shares. Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group Inc. on February 11, 2015. Subsequent to the filing of The Vanguard Group Inc.’s Schedule 13G/A, the Company effected a one-for-five reverse stock split, effective on April 6, 2015. Accordingly, every five shares of Chimera’s issued and outstanding common stock beneficially owned by The Vanguard Group Inc. converted into one share of Chimera’s common stock. Based on the information contained in the Schedule 13G/A filed by The Vanguard Group Inc. on February 11, 2015, we believe that, had the reverse stock split occurred prior to the filing of The Vanguard Group Inc.’s Schedule 13G/A, The Vanguard Group Inc. would have reported having sole voting power over approximately 136,131 shares, shared voting power over zero shares, sole dispositive power over 11,744,133 shares and shared dispositive power over approximately 119,612 shares.
(7)	The address for this stockholder is 55 East 52nd Street, New York, NY 10022. The shares shown as beneficially owned by BlackRock, Inc. reflect shares owned on its own behalf and on behalf of the following subsidiaries: BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC. BlackRock, Inc. reported beneficially owning 61,575,112 shares of common stock with sole voting power over 58,252,549 shares, shared voting power over zero shares, sole dispositive power over 61,575,112 shares and shared dispositive power over zero shares. Based solely on information contained in a Schedule 13G/A filed by BlackRock Inc. on January 30, 2015. Subsequent to the filing of BlackRock Inc.’s Schedule 13G/A, the Company effected a one-for-five reverse stock split, effective on April 6, 2015. Accordingly, every five shares of Chimera’s issued and outstanding common stock beneficially owned by BlackRock Inc. converted into one share of Chimera’s common stock. Based on the information contained in the Schedule 13G/A filed by BlackRock Inc. on January 30, 2015, we believe that, had the reverse stock split occurred prior to the filing of BlackRock Inc.’s Schedule 13G/A, BlackRock Inc. would have reported having sole voting power over approximately 11,650,510 shares, shared voting power over zero shares, sole dispositive power over approximately 12,315,022 shares and shared dispositive power over zero shares.

EXECUTIVE OFFICERS AND COMPENSATION

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the individuals as required under Item 402(a)(3) of Regulation S-K (“named executive officers”) and our executive officers generally. Stock awards presented in the compensation tables reflect the one-for-five reverse stock split, which took effect on April 6, 2015.

Named Executive Officers

Our named executive officers at December 31, 2014 were:

Name	Age	Title
Matthew Lambiase	49	Chief Executive Officer, President and Director
Robert Colligan	44	Chief Financial Officer and Secretary

The names and biographical information for our current executive officers are set forth above under the heading “Executive Officers.”

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the compensation committee’s approach in deciding 2014 compensation for our named executive officers. In addition, this discussion addresses certain key elements of our compensation program for our named executive officers and one other executive following the Internalization. Our named executive officers for 2014 are the following:

Name	Title (as of last day of 2014)
Matthew Lambiase	Chief Executive Officer, President and Director
Robert Colligan	Chief Financial Officer and Secretary

We have divided this discussion into four parts:

1.	Overview
2.	Compensation Program Following the Internalization
3.	Governance of Our Executive Compensation Program
4.	Other Features and Policies

Overview

Internalization and New Employment Agreements

During 2014, we were externally managed and had no employees. As a result, similar to prior years since our inception, our named executive officers received no cash compensation, stock awards or benefits from us. Rather, our named executive officers received cash compensation and other benefits directly from our Manager (who employed our named executive officers).

We internalized our management on August 5, 2015 (the “Internalization”) and are no longer externally managed by the Manager. As a result, we now employ our named executive officers and directly pay such officers cash and other compensation. In connection with the Internalization, we entered into employment agreements with Messrs. Lambiase and Colligan, as well Mohit Marria, our Chief Investment Officer, and Choudhary Yarlagadda, our Chief Operating Officer (who are not named executive officers for 2014), with initial terms running through December 31, 2018. These employment agreements document the key elements of our executive compensation program and reflect our pay-for-performance compensation philosophy. We believe that use of employment agreements is critical to ensuring a stable, appropriately incentivized management team as we transition from an externally to internally managed company. The incentive compensation design reflected in the employment agreements advances another key goal of our compensation program—aligning the interests of our management team with the long-term interests of our stockholders. We will focus the rest of this discussion on the compensation program embodied in these agreements, as these agreements are a central feature to our compensation design as an internally-managed company.

The employment agreements include the go-forward design for our executive compensation program as approved by the compensation committee to take effect in 2016. This design emphasizes variable, performance-driven pay elements, balanced between cash and stock-based awards. As discussed in more detail below, the key measures for our performance going forward for compensation purposes will be our return on average equity (“ROAE”) and total stockholder return (“TSR”). ROAE and TSR are key financial measures for us because, as a mortgage REIT, we are focused on generating earnings efficiently against our capital base and returning those earnings to our stockholders, primarily in the form of dividends.

Establishment of Compensation Policies

In connection with the Internalization, the compensation committee has established the following compensation policies that we believe are in the best, long-term interests of our stockholders now that we are internally-managed:

What We Do and How We Do It
✓	Provide a majority of compensation in performance-based compensation	For CEO beginning in 2016, 84% of target total direct compensation is performance-based
✓	Pay for performance based on measurable goals for both annual and long-term awards	Beginning in 2016, use multiple, balanced measures, focused on ROAE and TSR
✓	Balanced mix of cash and stock-based awards tied to annual and long-term performance

Beginning in 2016, 50% of incentive opportunity tied to annual ROAE, 25% tied to annual individual performance and 25% tied to 3-year TSR; mix of cash (ROAE portion) and stock (TSR and individual performance portion)

✓	Stock ownership and retention policy

5x salary for CEO and 3x salary for all other named executive officers; 100% of after-tax vested shares must be retained until minimum ownership level is met; applies until 6 months after termination of employment

✓	Receive advice from independent compensation consultant	Compensation consultant (FPL Associates L.P.) provides no other services to the Company

What We Don’t Do and The Reasons Why
×	No supplemental executive retirement plans for named executive officers	Consistent with focus on performance-oriented environment
×	No change in control excise tax gross-ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
×	No excessive perquisites or severance benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
×	No single-trigger vesting of equity compensation upon a change in control	Per employment agreements, vesting following a change in control requires involuntary termination of employment (double-trigger)
×	No hedging transactions permitted	Policy prohibits hedging transactions, including the purchase of financial instruments designed to hedge/offset any decrease in the market value of our stock

Compensation Program Following the Internalization

Overview of Elements of Compensation

Messrs. Lambiase and Colligan, pursuant to their employment agreements, receive compensation primarily in the form of salary plus an incentive award opportunity determined each year that can range from 0% to 140% of the target amount. Messrs. Marria and Yarlagadda have employment agreements with us in substantially the same form as Messrs. Lambiase and Colligan. Although Messrs. Marria and Yarlagadda are not named executive officers for 2014, the following discussion also covers the compensation policies applicable to them following the Internalization.

The incentive award opportunity under the employment agreements is divided into two components: (i) a portion payable in cash and (ii) a portion payable in stock-based awards under our equity compensation plan, including RSUs and performance share units (PSUs). The following table provides an overview of the compensation program beginning in 2016 under the employment agreements:

Overview of Compensation Elements Beginning 2016

Compensation Element	Description	Objectives
Base Salary	Fixed cash compensation	●Per employment agreement ●Provides fixed level of cash compensation
Annual Incentive	●50% of the total incentive compensation opportunity for the year, payable in cash ●Ranges from 0% to 140% of target, based on achievement against ROAE annual target of 14%	●Reward executives for efficiently generating earnings ●Creates a direct connection between business success and financial reward
Long-Term Incentives
●25% of total incentive compensation opportunity in the form of a discretionary RSU award
-Based on annual achievement of individual goals, ranging from 0%-140% of target
-Delivered as RSUs vesting over 3 years
-For 2016 only, as a transitional matter, delivered 2/3 cash and 1/3 as RSUs
●25% of total incentive opportunity in the form of a PSU award
-Ranges from 0% to 140% of target, based on achievement against 3-year average annual TSR target of 14%

●RSUs reward achievement of individual annual goals
●PSUs provides multi-year focus on driving stockholder returns
●Both awards align named executive officers with stockholder interests and encourage retention

Post-Employment Benefits
●Employment agreements include severance payments and benefits in case of involuntary termination (without cause or with good reason)
●Severance amounts are not excessive (generally, 1x salary and incentive, even in connection with a termination following a change in control)
●No single-trigger vesting of equity awards upon a change in control
●No 280G or other tax gross-ups

●Per negotiated employment agreements
●Market-competitive practice to limit executive risk of involuntary termination without cause, and encourages stable management team
●Change in control provisions ensure that management will be able to fairly assess potential transactions

Other Benefits	●401(k), health care and life insurance programs, same as other non-executive employees ●No executive perquisites	●Competitive with peer companies ●Assists with recruitment and retention

2016-2018 Compensation Design: Focus on Performance-Based Incentive Awards

The compensation design reflected in the employment agreements for 2016-2018 weights the compensation opportunities heavily towards variable, performance-based awards in a mix of cash and stock, and balanced by annual and multi-year performance goals. The compensation committee believes that the incentive compensation design reflected in the employment agreements is appropriately tied to our business strategy and will encourage our management team to pursue strategies intended to deliver efficient earnings against our capital base and strong stockholder returns.

In addition to the base salary described above, the 2016-2018 design includes an incentive award opportunity each year ranging from 0% to 140% of target and broken into three key components:

●	an ROAE bonus payable in cash,

●	a discretionary bonus payable generally in RSUs vesting ratably over three years (with an exception for 2016 described below), and

●	a TSR bonus payable as a PSU award that becomes earned based on TSR results over a 3-year performance period.

The following chart summarizes the 2016-2018 target incentive award and the three components for each of the named executive officers, each of which are discussed in detail below:

2016-2018 Incentive Compensation Targets per Employment Agreements

	ROAE Bonus	Discretionary Bonus	TSR Bonus	Total target
Name	(cash)	(RSU award)*	(PSU award)	incentive award
	(50%)	(25%)	(25%)
Matthew Lambiase	$2,000,000	$1,000,000	$1,000,000	$4,000,000
Robert Colligan	$750,000	$375,000	$375,000	$1,500,000
Mohit Marria	$800,000	$400,000	$400,000	$1,600,000
Choudhary Yarlagadda	$1,350,000	$675,000	$675,000	$2,700,000

*For 2016 only, the discretionary bonus will be awarded 2/3 in cash and 1/3 as an RSU award.

ROAE Bonus. The amount of the ROAE bonus is determined each year based on the ROAE results against formulaic targets shown in the table below. The compensation committee believes that ROAE is a key financial metric for our company because it measures the efficiency of the earnings achieved against our capital base. Under the employment agreements, ROAE means the Company’s net income for the year divided by its average equity for the year.1 The amount of the target award that is earned for the year is determined based on the following schedule:

ROAE Achieved	Percentage of ROAE Target
Bonus Payable
0% to 10%	0% to 60%
12%	80%
14%	100%
16%	120%
18% or more	140%
____________________

1 For this purpose, the Company’s net income is determined in accordance with GAAP, but excluding non-cash, non-operating expense items such as depreciation expense, amortization of goodwill and other non-cash, non-operating items as determined by the compensation committee. The employment agreements provide that in certain cases, gains or losses from certain hedging instruments may also be excluded from net income. The Company’s average equity under the employment agreements means the Company’s stockholders’ equity determined in accordance with GAAP (based on average of month-end amounts), but excluding other comprehensive income or loss, stockholders’ equity attributable to preferred stock and other items as determined by the compensation committee.

ROAE achieved between 0% and 10% results in the ROAE bonus amount being interpolated on a straight-line basis between 0% to 60%, while ROAE achieved between 10% and 18% results in the ROAE bonus amount being interpolated on a straight-line basis between 60% and 140%. The ROAE bonus earned for a year is payable in cash by no later than March 15 of the following year.

Discretionary Bonus. The amount of the discretionary bonus each year will be based on the compensation committee’s discretionary assessment of the named executive officer’s performance during the year, based on factors established by the compensation committee during the first 90 days of the year and communicated to the executive. After the end of the year, based on the performance assessment, the compensation committee may make an award ranging from 0% to 140% of the target. Generally, this bonus amount will be delivered as an RSU award granted by March 15 of the following year, vesting ratably over three years subject to the executive’s continued employment. For 2016, however, as a transitional matter, the award will be paid two-thirds in cash and one-third as an RSU award. The compensation committee believes that the discretionary bonus allows the compensation committee to take into account performance goals that may not be easily quantifiable and that can be adjusted from year-to-year, thereby preserving and element of flexibility as we transition to an internally managed business model. To the extent awarded as RSUs, the bonus should encourage retention and align the interests of the named executive officers with our stockholders.

TSR Bonus. The TSR bonus is provided as an award of PSUs under our equity compensation plan granted early in the applicable year, with TSR measured over a three-year performance period. For example, the award for 2016 will be made in early 2016 with TSR being measured for a performance period running January 1, 2016 to December 31, 2018. The target number of PSUs granted will be based on the target value of the award and our stock price on the first business day of the performance period. The actual number of PSUs earned is based on our average annual TSR for the performance period in accordance with the following schedule:

3-Year Average TSR	Percentage of TSR Target
Bonus Payable
Less than 10%	0%
10%	60%
12%	80%
14%	100%
16%	120%
18% or more	140%

3-year average TSR is a simple average of our TSR (including dividends) over the three-year performance period. Results above 10% are interpolated between each level on a straight-line basis.

PSUs are payable by delivery of one share of our common stock for each PSU earned, payable by March 15 following the end of the performance period. The compensation committee believes using annual grants of PSUs, each grant with a cumulative 3-year TSR goal, will focus Messrs. Lambiase, Colligan, Marria, and Yarlagadda on generating an appropriate level of long-term stockholder returns. Each of these named executive officers generally must remain employed with us for the full performance period to earn the PSU, also encouraging retention.

Dividend Equivalents on RSUs and PSUs. Awards of RSUs and PSUs will accrue dividend equivalents as if the awards were outstanding shares of our common stock, but the dividend equivalents will be paid only if and to the extent the underlying award becomes earned and vested. Because we are a mortgage REIT, dividends are a key component of our total stockholder return. The compensation committee believes that allowing dividend equivalents to accrue on outstanding awards will further focus our named executive officers on achieving net income goals and returning earnings to our stockholders through dividends.

Governance of Our Executive Compensation Program

Compensation Committee Provides Oversight

The compensation committee, comprised entirely of independent members of our board of directors, is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our named executive officers and other executives is fair, competitive and motivates high performance. The terms of the employment agreements, and actions on compensation under the employment agreements, are under the primary direction of the compensation committee.

Under our executive compensation philosophy, we provide compensation in the forms and at levels that we believe will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program reflected in the employment agreements is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our company and our stockholders, and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to place a greater weight on rewarding the achievement of longer term objectives and financial performance of the Company.

Independent Compensation Consultant Used by the Compensation Committee

The compensation committee has received advice on executive compensation matters for the last several years from FPL Associates L.P. (“FPL”). In connection with the Internalization, FPL advised the compensation committee on alternatives for the post-Internalization executive compensation design ultimately reflected in the employment agreements. As part of this assignment, FPL reviewed the executive compensation levels, mix and design at our peer companies (discussed below), modeled alternative incentive compensation designs and advised the compensation committee on other competitive market practices more generally. FPL provides no other services to the Company.

CEO and Management Have Limited Roles in Compensation Determinations

The compensation committee is solely responsible for compensation decisions regarding our CEO subject to ratification and confirmation by the independent members of our Board. When making compensation recommendations for named executive officers other than the CEO, the compensation committee expects to seek and consider the advice and counsel of the CEO, given his direct day-to-day working relationship with those executives. Taking this feedback into consideration, the compensation committee will engage in discussions and makes final determinations related to compensation paid to the named executive officers, consistent with the requirements of each employment agreement.

Use of Peer Group Data

The compensation committee has not adopted a policy to benchmark compensation levels against a peer group. In connection with establishing the post-Internalization executive compensation design, the compensation committee (with the assistance of FPL) reviewed compensation levels and practices at a group of internally managed publicly traded companies with a comparable focus on real estate-related debt investments, comparably sized to our company based on market capitalization and total capitalization. The compensation committee used this information solely to better understand general market practices, alternative approaches to incentive compensation designs and executive compensation trends.

Consideration of 2014 Say-on-Pay Vote

At our 2014 annual meeting, our stockholders voted more than 94% in favor of our executive compensation program. Given our change from an externally to internally managed business model, however, the compensation committee did not consider this vote in approving the employment agreements for the named executive officers.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any sort to our named executive officers and did not have any employees during the year ended December 31, 2014, and therefore our compensation policies and practices were not reasonably likely to have a material adverse effect on us during the last completed fiscal year. We believe our go-forward design includes appropriate features intended to limit the risk of excessive risk-taking by our named executive officers, including, without limitation (i) incentive compensation capped at 140% of target, (ii) use of multiple financial measures over both annual and multi-year periods, (iii) elements of incentive compensation tied to individual performance goals, and (iv) meaningful stock ownership and retention requirements that apply until six months after termination of employment.

Other Features and Policies

Share Ownership Guidelines

Per the employment agreements, each named executive officer is subject to a stock ownership and retention requirement. Shares of our stock received from equity awards, after taxes, must be held by the executive until a stated level of ownership is achieved, measured as a multiple of salary—5x for the CEO and 3x for the other named executive officers. Once this required minimum ownership level has been achieved, the named executive officer must continue to maintain that minimum ownership level until six months after termination of employment.

The compensation committee believes that these stock ownership and retention requirements will further align the interests of our named executive officers with the long-term interests of our stockholders by requiring a meaningful portion of the executive’s accrued and earned compensation to be held as shares of our stock, not only during employment but for a period after termination of employment.

Savings and Health and Welfare Benefits

Our named executive officers participate in the broad-based 401(k) retirement savings plan generally applicable to our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans, supplemental retirement plans or deferred compensation plans for our named executive officers.

All of our named executive officers also participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to our employees.

Perquisites and Other Personal Benefits

We do not currently provide our named executive officers with any perquisites or other personal benefits.

Compensation Recovery (Clawback) Policy

As required by the Sarbanes-Oxley Act of 2002, upon restatement of our company’s financial statements, our CEO and CFO would be required to reimburse us for any (i) bonuses, (ii) other incentive or equity-based compensation, and/or (iii) profits from stock sales, received in the 12 month period following the filing of financial statements that were later required to be restated due to the misconduct. Our company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act once final rules have been adopted.

Severance Protection under the Employment Agreements

Each employment agreement includes certain severance payments and benefits for the named executive officer in case of involuntary termination during the term of the agreement, including termination by us without cause or termination by the executive for certain adverse changes in employment conditions (referred to as “good reason”). The amount and form of the severance benefits depends on whether the involuntary termination occurs within 24 months following a change in control or not. No severance is provided for a voluntary termination (not for good reason) or involuntary termination for cause. We do not believe that the severance benefits provided are excessive. The following briefly summarizes the severance benefits provided in case of a qualifying termination. More detail (including estimated quantifiable amounts) will be provided in future proxy statements under “Potential Payments upon Termination or Change in Control.”

●

Termination without cause / for good reason other than within 24 months following a change in control. If, during the term of the employment agreement, the named executive officer’s employment is terminated by the Company without cause or by the executive for good reason other than within 24 months following a change in control of the Company, the executive will be entitled to: (i) a severance payment equal to one times the sum of his base salary and his three-year (or shorter) average annual bonuses, payable in 12 equal monthly installments (the “Severance Amount”); (ii) 12 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards; (iv) continued vesting potential of the PSUs granted in connection with the TSR portion of his annual bonus; (v) payment of any earned but unpaid annual bonus for the prior calendar and (vi) a pro-rata portion of the ROAE and discretionary portions of the annual bonus that he would have received for the year of termination.

●	Termination without cause / for good reason within 24 months following a change in control. If, during the term of the employment agreement, the named executive officer’s employment is terminated by the Company without cause or by the executive for good reason within 24 months following a change in control of the Company, the executive will be entitled to (i) a lump sum payment equal to the Severance Amount, (ii) 18 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards (including the PSUs granted in connection with the TSR portion of his annual bonus, which will be converted into time-based RSUs upon a change in control based on the Company’s TSR through such change in control); (v) payment of any earned but unpaid annual bonus for the prior calendar and (vi) a pro-rata portion of the ROAE and discretionary portions of the annual bonus that he would have received for the year of termination.

The employment agreements also include a 90-day advanced notice requirement in order for the executive to resign and certain post-employment covenants, including customary non-solicitation and non-competition covenants for twelve months post-employment and customary non-disparagement and confidentiality restrictions.

The compensation committee believes that these severance provisions serve the interests of stockholders by encouraging stability among our management team as we convert to an internally managed business model. The change in control protections also help to ensure that management will be able to fairly review any possible business combinations. The compensation committee believes that the severance protections in the employment agreements reflect current best practices, including (i) no 280G excise tax gross-ups, (ii) reasonable levels of severance compensation (i.e., 1x salary and average bonus), (iii) no single-trigger (or “modified” single trigger) rights to severance (including equity vesting) and (iv) performance-based awards remain subject to performance conditions.

Timing of Equity Grants

RSU and PSU awards are granted at a regularly-scheduled compensation committee meeting, generally during the first quarter of each year. Awards are generally effective on the date of the meeting at which they were approved. Dates for compensation committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Section 162(m) Considerations

Under Section 162(m) of the Internal Revenue Code, a public company is limited to a $1 million deduction for compensation paid to its CEO or any of its three other most highly compensated executive officers (other than the CFO) who are employed at year-end. This limitation does not apply to compensation that qualifies under Section 162(m) as “performance-based compensation.” Some compensation received by our named executive officers may exceed the applicable Section 162(m) deduction limit and not otherwise qualify as “performance-based compensation.” While the compensation committee retains discretion to make compensation decisions in light of a variety of considerations, compensation decisions for our named executive officers are made after consideration of the Section 162(m) implications.

Compensation Committee Report

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Paul A. Keenan, Chair
John P. Reilly
Gerard Creagh

Summary Compensation Table

From our inception through 2014, we did not provide any of our executive officers with any cash compensation or bonus, nor have we provided any executive officers with pension benefits or nonqualified deferred compensation plans. We granted shares of restricted stock to our named executive officers during the year ended December 31, 2008, but until February 2015 when we granted certain executive officers restricted stock unit (RSU) awards, we had not granted any restricted stock or option awards since such time. We will report these RSU awards in our proxy statement related to our 2015 fiscal year. Prior to Internalization, we had not entered into any employment agreements with any persons, nor were we obligated to make any cash payments upon termination of employment or a change in control of us. For a discussion of employment agreements that we entered into with certain of our named executive officers in connection with the Internalization, see “Compensation Discussion and Analysis.”

We did not pay any compensation to our named executive officers during the three year period ended December 31, 2014.

Grants of Plan Based Awards in 2014

We did not grant any shares of restricted stock, options or other incentive compensation to our named executive officers during the year ended December 31, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of 2014.

Stock Awards

Equity Incentive Plan Awards: Market
	Equity Incentive Plan Awards: Number	or Payout Value of Unearned Shares,
	of Unearned Shares, Units or Other	Units or Other Rights That Have Not
Name	Rights That Have Not Vested(#)(1)	Yet Vested($)(2)
Matthew Lambiase	5,400	$85,860
Robert Colligan	-	-

●	The columns for “Option Awards” have been omitted because they are not applicable.
____________________

(1)	Reflects a restricted stock award granted to the named executive officer on January 2, 2008, which vests in equal installments on the first business day of each fiscal quarter over a period of 10 years beginning January 2, 2008.
(2)	Reflects fair value of unvested shares using December 31, 2014 closing price of $15.90.

Options Exercised and Stock Vested in 2014

The following table sets forth certain information with respect to our named executive officers regarding stock vested during the calendar year 2014.

Stock Awards

	Number of Shares Acquired
Name	on Vesting (#)	Value Realized on Vesting(1) ($)
Matthew Lambiase	1,800	$28,035
Robert Colligan	-	-
____________________

(1)	Reflects fair value of vested shares using closing price on date of vesting.

Pension Benefits

As of December 31, 2014, we did not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

As of December 31, 2014, we did not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments upon Termination of Employment

As of December 31, 2014, we did not have any employment agreements with any of our named executive officers and were not obligated to make any payments to them upon termination of employment. For a discussion of employment agreements that we executed with certain of our named executive officers in connection with the Internalization in August 2015, including provisions related to termination events and related payments, see “Compensation Discussion and Analysis.”

Potential Post-Employment Payments and Payments on a Change in Control

As of December 31, 2014, none of our named executives had the right to terminate employment and receive severance payments from us and we are not required to make payments to an executive upon a change of control of us. However, all unvested shares of restricted stock we have granted under our equity incentive plan will vest immediately upon the executive’s death or disability. The following table presents the potential value our named executive officers would be entitled to in connection with such vesting and assumes that the triggering event took place on December 31, 2014.

Stock Awards

		Termination	Termination
		with Cause or	without Cause		Other Post
		Voluntary	or for Good	Death or	Employment
Name	Benefit	Termination	Reason	Disability(1)	Obligations
Matthew Lambiase	Stock Vesting	-	-	$85,860	-
Robert Colligan	-	-	-	-	-
____________________

(1)	We have valued the benefit based on the potential gain executives would have realized if the restricted stock had vested on December 31, 2014.

For a discussion of employment agreements that we executed with certain of our named executive officers in connection with the Internalization in August 2015, including provisions related to change of control payments, see “Compensation Discussion and Analysis.”

EQUITY COMPENSATION PLAN INFORMATION

We have adopted an equity incentive plan to provide incentives to our independent directors, employees, and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

The following table provides information as of December 31, 2014 concerning shares of our common stock authorized for issuance under our existing equity incentive plan.

	Number of Securities	Weighted Average	Number of Securities
	to be Issued Upon	Exercise Price of	Remaining Available
	Exercise of	Outstanding	for Future Issuance
	Outstanding Options,	Options, Warrants,	Under Equity
Plan Category	Warrants, and Rights	and Rights	Compensation Plans
Equity Compensation Plans Approved
by Stockholders	-	-	7,632,935
Equity Compensation Plans Not
Approved by Stockholders (1)	-	-	-
Total	-	-	7,632,935
____________________

(1)	We do not have any equity plans that have not been approved by our stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is comprised solely of the following independent directors: Messrs. Keenan (Chair), Reilly and Creagh. None of them is serving or has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his service as a director, and there are no other Compensation Committee interlocks that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

COMPENSATION OF DIRECTORS

We compensate only those directors who are independent under the NYSE listing standards. Any member of our Board of Directors who was also an employee of our Manager prior to the Internalization, and an employee of ours following the Internalization, is not considered independent under the NYSE listing standards and did not (nor will not) receive additional compensation for serving on our Board of Directors.

2014 Compensation

During 2014, our compensation committee determined to leave unchanged the compensation arrangements offered to our independent directors, which were: (i) a cash retainer of $50,000 (which the independent directors could elect to receive in shares of our common stock in lieu of cash), (ii) an annual equity grant of $50,000, (iii) an Audit Committee Chairperson retainer of $12,500, and (iv) a retainer of $5,000 for each Chairperson of additional committees. These amounts are reflected in the Director Compensation table below.

2015 Compensation

For 2015, our compensation committee, together with FPL Associates L.P., a nationally-recognized compensation consulting firm (“FPL”), reviewed the components of the compensation arrangements offered to our independent directors. As part of this process, our compensation committee considered, among other things, the duties and responsibilities associated with the position of each director and emerging trends and best practices in director compensation.

Based upon the recommendations of FPL and our compensation committee’s review of FPL’s analysis, our compensation committee recommended to our full Board of Directors, and our Board of Directors approved, the following compensation arrangements offered to our independent directors, effective for the 2015 calendar year: (i) a cash retainer of $100,000 (which the independent directors may elect to receive in shares of our common stock in lieu of cash), (ii) an annual equity grant of $100,000, (iii) a non-executive Chairperson of the Board of Directors retainer of $50,000; (iv) an Audit Committee Chairperson retainer of $25,000, (v) a Compensation Committee Chairperson retainer of $20,000, (vi) a Nominating and Corporate Governance Committee Chairperson retainer of $15,000, and (vii) a Risk Committee Chairperson retainer of $15,000. In addition, in connection with the Internalization, the Chairperson of the steering committee received a one-time equity grant of $75,000 and the other members of the steering committee received a one-time equity grant of $50,000. These amounts will be reflected in the Director Compensation table included in our proxy statement for our 2016 annual meeting.

We also reimburse our directors for their travel expenses incurred in connection with their attendance at full Board of Director and committee meetings. Our independent directors are eligible to receive restricted common stock, options and other stock-based awards under our equity incentive plan.

The compensation committee will, on an ongoing basis, continue to examine and assess our director compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate.

2014 Director Compensation

The table below summarizes the compensation paid by us to our independent directors for the year ended December 31, 2014.

	Fees Earned or
Name	Paid in Cash($)	Stock Awards($)(2)	Total($)
Mark Abrams	$80,000	$70,000	$150,000
Gerard Creagh(1)	$-	$140,000	$140,000
Paul Donlin(1)	$-	$170,000	$170,000
Paul A. Keenan(1)	$-	$150,000	$150,000
Dennis M. Mahoney	$85,000	$70,000	$155,000
John P. Reilly(1)	$-	$140,000	$140,000
____________________

(1)	Elected to receive common stock in lieu of cash payment for Board of Director fees earned during 2014. The granting of such shares of common stock in lieu of cash payment was deferred until the Company became current in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(2)	For amounts under the column “Stock Awards,” we disclose the expenses associated with the award measured in dollars and calculated in accordance with FASB ASC Topic 718 – Compensation – Stock Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

The Management Agreement and Matters Related to the Internalization

We entered into a management agreement with our Manager, which provided for an initial term through December 31, 2010 with an automatic one-year extension option, subject to certain termination rights. Effective November 28, 2012, the management fee was reduced from 1.50% to 0.75% per annum of gross stockholders’ equity, which remained in effect until we were current on all of our filings required under applicable securities laws due to the restatement of our financial statements for the period covering 2008 through 2011. On August 8, 2014, the management agreement was amended and restated. Effective August 8, 2014, the management fee was increased to 1.20% of gross stockholders’ equity. As a result, for the year ended December 31, 2014 our Manager earned a management fee of $33 million.

We also paid our Manager $209 thousand for the year ended December 31, 2014, which was our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Annaly and the Company agreed to terminate the management agreement between our Manager and the Company effective August 5, 2015. Effective upon the termination of the management agreement, the Company became internally managed. In connection with the Internalization, the Company entered into a transition services agreement with our Manager to continue to provide the Company with certain transition services related to business support through the end of 2015. No termination fee was paid by us in connection with the Internalization.

Also in connection with the Internalization, on August 5, 2015, we entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Annaly. Pursuant to the terms of the Share Repurchase Agreement, we agreed to purchase all of the shares of our common stock owned by Annaly for an aggregate purchase price of $126 million.

Restricted Stock Grants

We granted 44,579 shares of stock to our independent directors during the year ended December 31, 2014, which grants vested immediately. During the year ended December 31, 2014, approximately 37,320 shares of restricted stock that we had awarded to our Manager’s employees during 2008 vested and 23,682 shares were forfeited. In addition, in February 2015, we granted 84,690 shares of restricted stock to our Manager’s employees, of which 27,950 shares have vested. At December 31, 2014 there were approximately 39,480 unvested shares of restricted stock outstanding that were previously issued to our Manager’s employees.

Clearing Fees

On March 1, 2011, we entered into an administrative services agreement with RCap Securities, Inc., or RCap. We use RCap, a SEC registered broker-dealer and a wholly-owned subsidiary of Annaly, to clear trades for us, and RCap is paid customary fees in return for such services. RCap may also provide brokerage services to us from time to time. The fees paid to RCap were less than $1 million for the year ended December 31, 2014.

Other Relationships

Matthew Lambiase, our President and Chief Executive Officer, one of our directors and the Managing Director of the Manager, is the son of one of Annaly’s former directors, John A. Lambiase. Annaly announced on January 30, 2014 that John A. Lambiase would not stand for re-election at Annaly’s annual meeting of shareholders on May 22, 2014, and his departure date was effective that day. James Zurovchak, a Vice President of our former Manager’s parent, Annaly, is the son-in-law of Dennis Mahoney, one of our Directors. As of August 5, 2015, the date of the Internalization, these relationships were no longer in effect.

Approval of Related Person Transactions

Our Code of Business Conduct and Ethics (the “Code”) requires all of our personnel to be scrupulous in avoiding a conflict of interest with regard to our interests. The Code prohibits us from entering into a business relationship with an immediate family member or with a company in which the employee or immediate family member has a substantial financial interest unless such relationship is disclosed to and approved in advance by our Board of Directors.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine it is necessary, discuss any reported transactions with the entire Board of Directors. We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis. If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee that has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

REPORT OF THE AUDIT COMMITTEE

Since our inception, we have had an audit committee composed entirely of non-employee directors. The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange. The Board of Directors has determined that Mr. Mahoney is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. In 2014, the Committee met 11 times. The audit committee has adopted a written charter outlining the practices it follows. A full text of our audit committee charter is available for viewing on our website at www.chimerareit.com. Any changes in the charter or key practices will be reflected on our website.

In performing all of its functions, the audit committee acts only in an oversight capacity, and necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

The audit committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, or Ernst and Young, our independent auditors for 2014.

The audit committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61.

The audit committee has received from Ernst & Young the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young , and has considered the compatibility of non-audit services with the auditor’s independence.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee has recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The audit committee also recommends the selection of Ernst & Young to serve as independent public accountants for the year ending December 31, 2015.

The foregoing report has been furnished by the current members of the audit committee:

Dennis M. Mahoney, Chair
Mark Abrams
Gerard Creagh

PROPOSAL 2 CONSIDER AND VOTE UPON A NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, we are seeking an advisory vote on executive compensation matters. We currently seek such an advisory vote on an annual basis. The stockholder vote will not be binding on us or the Board of Directors, and it will not be construed as overruling any decision by us or the Board of Directors or creating or implying any change to, or additional, duties for us or the Board of Directors.

As described in detail under the heading “Executive Officers and Compensation” above, prior to our Internalization, we were externally managed by our Manager pursuant to the management agreement between our Manager and us. Our named executive officers’ compensation was derived from the management fees we paid to our Manager.

While this vote is advisory and not binding on us, it will provide information to us and the compensation and nominating/corporate governance committees regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation and governance committee will be able to consider when determining the appropriateness of our executive compensation. During 2014, our Manager was responsible for paying all compensation expense associated with managing us and our subsidiaries. We paid our Manager a management fee and our Manager used the proceeds from the management fee to pay compensation to its officers and personnel, including our executive officers. Our Manager made all decisions relating to the compensation of our officers and personnel, including our executive officers, based on such factors as our Manager determined appropriate.

For these reasons, the Board of Directors recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL 3 CONSIDER AND VOTE UPON AN AMENDMENT TO AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

We sponsor our 2007 Equity Incentive Plan (the “Plan”). We have amended and restated the Plan (referred to in this proposal as the “Amended Plan”), subject to stockholder approval, for the following purposes:

●	to add provisions regarding cash-based performance awards;
●	to update certain provisions of the Plan regarding compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);
●	to make other related or minor amendments to bring the Plan forward; and
●	to extend the term of the Plan through 2025.

No additional shares have been added to the Plan.

Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Section 162(m), the material terms of the performance goals generally include (i) the individuals eligible to receive compensation upon achievement of performance goals, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the Amended Plan, stockholders also will be approving the material terms of the performance goals under the Amended Plan. The material terms of the performance goals for the Amended Plan are disclosed below under “Summary of the Amended Plan.” Although stockholder approval of the Amended Plan will provide flexibility to grant awards under the Amended Plan that qualify as “performance-based” compensation under Section 162(m), we retain the ability to grant awards under the Amended Plan that do not qualify as “performance-based” compensation under Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN.

Following is a summary of the Amended Plan, as well as a copy of the Amended Plan, marked against the Plan as currently in effect. The summary is qualified in its entirety by reference to the full text of the Amended Plan, which is set forth in Appendix A to this proxy statement.

SUMMARY OF THE AMENDED PLAN

General

The Plan authorizes the granting of incentive awards up to 8% of the number of shares of the Company’s common stock that were authorized on the date of the Company’s initial public offering, provided, however, that the total number of shares of common stock subject to all outstanding awards shall not exceed 8% of the number of shares of common stock outstanding on a fully diluted basis. This will remain the same under the Amended Plan. As of December 31, 2014, 7,632,935 shares of common stock remained available for awards under the Amended Plan (see “Equity Compensation Plan Information” in the Executive Compensation discussion above).

Incentive awards may be in the form of stock options, stock appreciation rights (“SARs”), dividend equivalent rights (“DERs”) and other share-based awards such as common stock, restricted stock and restricted stock units (“RSUs”). The Amended Plan also authorizes cash-based incentive awards, including annual incentive awards. Unless terminated earlier, the Amended Plan will expire on December 10, 2025, ten years after approval by the stockholders. Employees, non-employee directors and other service providers are eligible to receive incentive awards.

Administration

The compensation committee administers the Plan and will continue to administer the Amended Plan. The compensation committee has the authority to determine the individuals to whom awards will be granted, the nature, amounts and terms of such awards, and the objectives and conditions for earning such awards. The compensation committee may delegate its authority under the Amended Plan, including to a subcommittee consisting of at least two non-employee, outside directors.

Types of Awards

Awards under the Amended Plan may include stock options, SARs, DERs and other share-based awards such as common stock, restricted stock and RSUs, as well as cash-based incentive awards including annual incentive awards. Under the Amended Plan, any of these awards may be performance awards that are conditioned on the attainment of performance goals.

Stock Options

The compensation committee may grant to a participant incentive stock options (“ISOs”), options that do not qualify as ISOs (non-qualified stock options) or a combination thereof (or other types of options in jurisdictions outside the United States). The terms and conditions of stock option grants, including the quantity, price, expiration and other conditions on exercise will be determined by the compensation committee, provided, however, that (i) the exercise price of an option may not be less than the fair market value of one share of our common stock on the grant date; and (ii) an option shall not be exercisable more than ten years after the date it is granted. The fair market value of a share of our common stock as of the Record Date was $14.13. ISOs shall be made only to participants in accordance with Section 422 of the Code.

At the compensation committee’s discretion, payment for shares of common stock on the exercise of stock options may be made (i) in cash or its equivalent; (ii) in shares of common stock having a fair market value equal to the aggregate exercise price and satisfying such other requirements as may be imposed by the compensation committee; (iii) partly in cash and partly in shares of common stock meeting such requirements as may be imposed by the compensation committee; (iv) to the extent permitted by applicable law, through the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of the option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price; or (v) through the net settlement of shares of common stock (cashless exercise). To the extent not prohibited by applicable law, the compensation committee may also authorize the Company to make or facilitate loans to participants to enable them to exercise options.

Stock Appreciation Rights

The compensation committee may grant to a participant SARs in tandem with stock options, independent of stock options or in a combination of these forms. The terms and conditions of SARs, including the quantity, expiration and conditions on exercise, will be determined by the compensation committee, provided, however, that the exercise price per share of a SAR shall not be less than the greater of (i) the fair market value of a share on the date the SAR is granted or, in the case of a SAR granted in connection with an option, or a portion thereof, the exercise price of the related option and (ii) the minimum amount permitted by applicable laws, rules, bylaws or policies of regulatory authorities or stock exchanges. In addition, a SAR shall not be exercisable more than ten years after the date it is granted. At the compensation committee’s discretion, payment upon the exercise of SARs may be made in cash, in shares of common stock or in some combination thereof.

Dividend Equivalent Rights

The compensation committee may grant to a participant DERs based on the regular cash dividends declared on shares of our common stock. The DERs will be credited as of the dividend payment dates during the period between the grant date of the DER and the date such DER is exercised, vests or expires, as determined by the compensation committee. DERs will be converted to cash or additional shares of common stock pursuant to a formula and at such time and subject to such limitations as may be determined by the compensation committee. DERs granted with respect to options intended to qualify as performance-based compensation for purposes of Section 162(m) will be payable regardless of whether the options are exercised. DERs granted with respect to other awards will not, unless otherwise stated in the award agreement, be in effect beyond the time during which the applicable portion of the underlying award is in effect.

The terms and conditions of DERs will be determined by the compensation committee. At the compensation committee’s discretion, payment upon the exercise of DERs may be made in cash, in shares of common stock or in some combination thereof. The compensation committee may also establish a program under which DERs not described in the Amended Plan may be granted to participants.

Other Share-Based Awards

The compensation committee may grant to a participant other share-based awards, such as common stock, restricted stock, RSUs and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our common stock. The terms and conditions of these other share-based awards, including repurchase, forfeiture or vesting restrictions, will be determined by the compensation committee. Restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the compensation committee. At the compensation committee’s discretion, these other share-based awards may be settled in cash, in shares of common stock or in some combination thereof.

Performance-Based Awards

The compensation committee may grant performance-based awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals over a specified award period, as established by the compensation committee. Any type of award authorized under the Amended Plan may be granted as a performance-based award. Under the Amended Plan, performance-based awards may include cash-based incentive awards, including annual incentive awards based on performance during the Company’s fiscal year (or shorter period as determined by the compensation committee).

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria

Under Section 162(m) of the Code, we generally are prohibited from deducting compensation paid to our chief executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is not subject to the $1 million limit. If the compensation committee intends to qualify an award under the Amended Plan as “performance-based” compensation under Section 162(m), the pre-established performance goal or goals selected by the compensation committee may be based on the attainment of specified levels of performance based on such business criteria and other measures of performance as the compensation committee deems appropriate. Such business criteria and other measures of performance may include:

●	cash flow;

●	earnings per share, as adjusted for any stock split, stock dividend or other recapitalization;

●	other earnings or income measures (including EBIT and EBITDA);

●	total stockholder return;

●	share price performance, as adjusted for any stock split, stock dividend or other recapitalization;

●	dividends per share;

●	return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);

●	revenue;

●	profit margin;

●	expense targets;

●	cost control measures;

●	balance sheet metrics;

●	strategic initiatives;

●	implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction;

●

successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions, or improvements in capital structure;

●	debt levels or reduction or debt ratios;

●	operating efficiency; or

●

any combination of the foregoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) and may, in the discretion of the compensation committee, be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of the Company year-over-year or to one more comparable companies or indices.

The compensation committee may determine at the time that the performance goals are established (which time shall be not later than 90 days after the beginning of the applicable performance period or at such other date as may be required or permitted under Section 162(m)) the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual, non-recurring or unbudgeted items, and the cumulative effects of tax or accounting changes. At the compensation committee’s discretion, performance-based awards may be settled in cash, in shares of common stock, in other awards or in other property. The compensation committee has the discretion to reduce the amount of a settlement to be made in connection with performance-based awards.

Limitations

Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based” compensation under Section 162(m) may not be granted options and SARs for more than two million shares, or other share-based awards, including DERs on any such awards, for more than two million shares, in any calendar year. The maximum amount of cash-based performance awards intended to constitute “performance-based compensation” under Section 162(m) granted to any participant in any calendar year shall not exceed $7.5 million in annual incentive awards and $7.5 million in all other cash-based performance awards.

Other Terms and Conditions

Change in Control

In the event of a change in control, the compensation committee may, in its sole discretion, provide for: (i) the accelerated vesting (including transferability) or exercisability of any outstanding awards; (ii) the earning of all or any outstanding performance shares or incentive awards; (iii) the termination of an award upon the consummation of a change in control and the payment of a cash amount in exchange for the cancellation of an award; and/or (iv) the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Plan.

Transferability of Awards

Unless otherwise permitted by the compensation committee on such terms and conditions as it shall determine, awards are not transferable or assignable by the participant other than by will or by the laws of descent and distribution. A participant’s awards exercisable after the death of such participant may be exercised by the legatees, personal representatives or distributees of the participant.

No Repricing

The Amended Plan may not be amended to provide for the repricing of the exercise price of any option or SAR without the approval of the Company’s stockholders.

Eligibility

The compensation committee may grant awards to any of the employees, non-employee directors and other service providers of the Company or an affiliate of the Company. The compensation committee shall select the individuals to whom an award shall be granted and shall, in its sole discretion, determine the nature, amount and terms of the award. As of October 28, 2015, approximately 28 individuals were eligible to receive awards under the Amended Plan, including 5 executive officers and 23 non-employee directors.

Plan Benefits

The exact types and amounts of any awards to be made to any eligible participants are not presently determinable. As a result of the discretionary nature of the Amended Plan, it is not possible to state who the participants in the Amended Plan will be in the future or the number of options or other awards to be received by a person or group.

Shares Subject to the Amended Plan

As described under “General” above, the number of shares available under the Amended Plan is unchanged from the existing Plan. Also like the existing Plan, shares of common stock to be delivered or purchased under the Amended Plan will be from authorized and unissued common stock.

The share counting rules under the Amended Plan also remain unchanged. Shares of common stock covered by an award shall only be counted as used to the extent they are actually issued. Any shares of common stock related to awards that terminate, lapse or are cancelled shall be available again for grant under the Amended Plan. Shares of common stock delivered to the Company to satisfy the exercise price of an award or a tax withholding obligation shall also continue to be made available for grant under the Amended Plan. If any DERs or other share-based awards are paid out in cash, the underlying shares of common stock also will continue to be made available for grant under the Amended Plan.

Anti-Dilution Protection

In the event of any change in the outstanding shares of our common stock by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends or any similar transaction, the compensation committee has the discretion to make such substitution or adjustment, if any, as it deems to be equitable with regard to (i) the number or kind of shares of common stock or other securities available for issuance, issued or reserved pursuant to the Amended Plan and pursuant to outstanding awards; (ii) the maximum amounts of awards that may be granted during a calendar year to any participant; (iii) the exercise price of any option or SAR; and/or (iv) any other affected terms of any award.

Amendments

As under the existing Plan, our Board of Directors may amend, alter or discontinue the Amended Plan, but no amendment, alteration or discontinuation may be made that would (i) increase the maximum number of shares of common stock available for awards under the Plan (including the limits applicable to the different types of awards) or change the class of eligible participants under the Plan (other than amendments having such purpose that are approved by the Company’s stockholders); (ii) without the consent of a participant, diminish any of the rights of the participant under any award granted to such participant under the Plan; or (iii) be prohibited by applicable law or otherwise require stockholder approval. The compensation committee may, however, amend the Plan in such manner as it deems necessary to permit awards to meet the requirements of the Code or other applicable laws.

If the compensation committee reasonably determines that any amounts payable under the Plan may be taxable to a participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such participant of such amount, the Company may (i) adopt such amendments to the Plan and awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the compensation committee determines are necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and awards; and/or (ii) take such other actions as the compensation committee determines are necessary or appropriate to comply with the requirements of Section 409A, provided that neither the Company nor any affiliate will be liable for any additional taxes or other amounts that may be imposed on such participant pursuant to or as a result of Section 409A.

With respect to participants, if any, who reside or work outside the United States, the compensation committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such participants in order to conform such terms with the provisions of local law. The compensation committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Amended Plan are described below. The following information is only a summary of the U.S. federal income tax consequences of the awards and does not purport to cover federal employment taxes or other federal tax consequences that may be employed with awards, nor does it cover state, local or non-U.S. taxes. Award recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards and the ownership and disposition of any underlying securities.

Incentive Stock Options

As under the existing Plan, the Amended Plan qualifies as an ISO plan within the meaning of Section 422 of the Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory “holding period”), (i) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (a) the excess of the fair market value of the shares at the time of exercise over the exercise price; and (b) the gain on the sale. The Company will generally be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares of common stock on the date of exercise over the exercise price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Non-Qualified Stock Options

As under the existing Plan, the recipient of a non-qualified stock option under the Amended Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. The Company will generally be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the non-qualified stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights

A recipient who is granted SARs under the Amended Plan will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (i) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (ii) the Company will generally be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Stock and Restricted Stock Units

A recipient generally will not have taxable income upon the grant of restricted stock or RSUs. Instead, the recipient will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant. The Company will generally be entitled to a corresponding deduction for the year in which the recipient is taxed on the award. Dividends received by a recipient during the restricted period for restricted stock will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted stock at the time of grant, in which case they will thereafter be taxable to the recipient as dividends and will not be deductible by the Company.

Other Share- or Cash-Based Awards

The U.S. federal income consequences of other share- or cash-based awards will depend upon the specific terms of each award. Normally, a participant will not recognize taxable income upon the grant of the awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then generally be entitled to a deduction in the same amount.

AMENDED PLAN

CHIMERA INVESTMENT CORPORATION

2007 EQUITY INCENTIVE PLAN

(as amended and restated effective December 10, 2015)

Section 1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in attracting, rewarding, and retaining employees, non-employee directors or other service providers and to motivate such employees, non-employee directors or other Persons who perform services for the Company or an Affiliate to stimulate their efforts toward the Company’s continued success, long-term growth and profitability by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, non-employee directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. The Plan has been amended and restated effective December 10, 2015 to (i) add provisions regarding cash-based performance awards, (ii) update certain provisions of the Plan regarding compliance with Section 162(m) of the Code and (iii) for other current needs. Such amendment and restatement of the Plan does not otherwise change the number of Shares reserved under the Plan, the categories of Share-based Awards or the individuals eligible to receive Awards.

Section 2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or stockholder of the Company has an interest.

(c) Annual Incentive Award: A cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee.

(d) ~~(c)~~ Award: An Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent Right, ~~or~~ Other Share-Based Award, or cash-based incentive award, including Annual Incentive Award, granted pursuant to the Plan. Certain Awards may be Performance Awards.

(e) ~~(d)~~ Beneficial Owner: A “beneficial owner,” as such term is defined in Rule 13d-3 and 13d-5 under the Act (or any successor rule thereto).

(f) ~~(e)~~ Board: The Board of Directors of the Company.

(g) ~~(f)~~ Change in Control: The occurrence of any of the following events:

i.	stockholder approval of the complete liquidation or dissolution of the Company;

ii.	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group;

iii.	any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting shares of the Company;

iv.	a merger, consolidation or statutory share exchange where the Company’s stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity;

v.

during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

vi.

the Board adopts a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a Change in Control has effectively occurred~~; except, in the case of clauses (i)-(vi), if the Change in Control results from a transaction between the Company and the Manager or an Affiliate of the Manager or from a termination of the Management Agreement for “cause” (as such term is defined in the Management Agreement).~~.

(h) ~~(g)~~ Code: The Internal Revenue Code of 1986, as ~~amended, or any successor thereto.~~now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(i) ~~(h)~~ Committee: The Compensation Committee of the Board or such other committee as may be appointed by the Board in accordance with Section 4 of the Plan. The Board may exercise any power or right of the Committee; provided, that, the Board may not grant any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(j) ~~(i)~~ Company: Chimera Investment Corporation, a Maryland corporation.

(k) Covered Employee: A Participant who is a “covered employee” within the meaning of Section 162(m) as qualified by Section 10(c) below.

(l) ~~(j)~~ Dividend Equivalent Right: a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on common stock of the Company.

(m) ~~(k)~~ Effective Date: The date the initial public offering of shares of the Company’s common stock.

(n) ~~(l)~~ Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the closing price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an initial public offering of the Shares of the Company, the Fair Market Value on the date of such initial public offering shall be the price at which the initial public offering was made, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(o) ~~(m)~~ Group: A “group” as such term is used in Sections 13(d) and 14(d) of the Act, acting in concert.

(p) ~~(n)~~ ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

~~(o) Management Agreement: The Management Agreement between the Company and the Manager, dated as of November 21, 2007, as the same may be amended from time to time.~~

~~(p) Manager: Fixed Income Discount Advisory Company, a Delaware corporation, or any successor or assign.~~

(q) Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(r) Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(s) Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(t) Participant: Members of the Board, employees of, or any Person who performs services for, the Company~~, the Manager~~ or an Affiliate of ~~either~~ the Company ~~or the Manager~~ (whether as a consultant, advisor or otherwise) who is selected by the Committee ~~or designated by the Manager~~ to participate in the Plan.

(u) Performance Award: An Award made subject to the attainment of performance goals (as described in Section 10) over a performance period established by the Committee, and includes an Annual Incentive Award.

(v) ~~(u)~~ Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(w) ~~(v)~~ Plan: The 2007 Equity Incentive Plan, as the same may be amended from time to time.

(x) ~~(w)~~ RSU: A restricted stock unit, granted pursuant to Section 9 of the Plan, which represents the right to receive a Share.

(y) Section 162(m): Section 162(m) of the Code.

(z) Section 409A: Section 409A of the Code.

(aa) ~~(x)~~ Shares: Shares of common stock of the Company, subject to adjustment pursuant to Section ~~10~~11 of the Plan.

(bb) ~~(y)~~ Stock Appreciation Right: A stock appreciation right granted in connection with or independent of the grant of an Option, pursuant to Section 7 of the Plan.

Section 3. Shares Subject to the Plan

Subject to this Section 3, and subject to adjustments as provided in Section ~~10~~11, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 8% of the authorized number of Shares of the Company on the Effective Date; provided, however, that no Award may cause the total number of Shares subject to all outstanding Awards to exceed 8% of the number of Shares outstanding on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into Shares) at the time of the Award. The Shares that may be used hereunder may consist, in whole or in part, of unissued Shares or previously issued Shares that have been reacquired by the Company. The issuance of Shares upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards that terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan. If the Option Price of any Option granted under the Plan is satisfied by delivering Shares to the Company in accordance with the terms of Section 6(b) of the Plan, only the number of Shares issued net of the Shares delivered shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable minimum income tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available under the Plan. Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options, shall be subject to the limitation of this Section 3. If any Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of this Section 3 above the underlying Shares may again be made the subject of Awards under the Plan.

Section 4. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines, including to a subcommittee consisting of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company that becomes an Affiliate. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award. For avoidance of doubt, if at any time the Committee determines that it has not received or required sufficient payment in respect of such withholding, the Committee is authorized to require such additional payments as it determines are necessary, and may withhold from such sources as it determines are necessary, including by payroll deductions.

Section 5. Limitations

No Award may be granted under the Plan after December 10, 2025 (the tenth anniversary of the ~~earlier of (i) the~~date that the Company’s stockholders ~~adopt~~approve the amendment and restatement of the Plan ~~or (ii) the date the Board adopts the Plan~~), but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms of the Plan.

Section 6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the foregoing, the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price; Exercisability. Any Option granted under the Plan shall have an Option Price of not less than the Fair Market Value of one Share on the date the Option is granted, and shall be vested and exercisable in installments at such time and upon such terms and conditions, as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(b) Exercise of Options. Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i) through (v) in the following sentence. Except as otherwise provided in an Award, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) to the extent permitted by applicable law through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, through net settlement in Shares (a “cashless exercise”). The Committee may also authorize the Company to make or facilitate loans to Participants to enable them to exercise Options to the extent not prohibited by applicable law. The Committee may permit Participants to exercise Options in joint-tenancy with the Participant’s spouse.

(c) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have an Option Price of less than the Fair Market Value of one Share on the date granted or have a term in excess of ten years. Additionally, no ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of one Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All options granted under the Plan are intended to be nonqualified stock options, unless the applicable award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(d) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price (or taxes relating to the exercise of an Option) by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7. Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit; provided that no Stock Appreciation Right may remain exercisable more than 10 years after the date of grant.

Section 8. Terms and Conditions of Dividend Equivalent Rights

(a) Grants. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

(b) Certain Terms. The terms of a Dividend Equivalent Right shall be set by the Committee in its discretion. Payment of the amount determined in accordance with Section 8(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

(c) Other Types of Dividend Equivalent Rights. The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option, which right would consist of the right (subject to Section 8(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

Section 9. Other Share-Based Awards

~~(a) Generally.~~ The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

~~(b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Share-Based Awards granted under this Section 9 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) dividend per Share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; and (xvii) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to prior years for the Company, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Board and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.~~

Section 10. Performance-Based Awards

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as having the potential to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 10(b). Notwithstanding anything herein to the contrary, the Committee in its discretion may provide for Performance Awards to Covered Employees that are not intended to qualify as “performance-based compensation” for purposes of Section 162(m).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (e.g., to the performance of one or more comparable companies or indices or based on year-over-year growth). To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 10(b) are established, the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual, non-recurring or unbudgeted items, and the cumulative effects of tax or accounting changes. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) other earnings or income measures (including EBIT and EBITDA); (iv) total stockholder return; (v) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vi) dividends per Share; (vii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or revenue); (viii) revenue; (ix) profit margin; (x) expense targets; (xi) cost control measures; (xii) balance sheet metrics; (xiii) strategic initiatives; (xiv) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xv) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions, or improvements in capital structure; (xvi) debt levels or reduction or debt ratios; (xvii) operating efficiency; or (xviii) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

(iii) Individual Award Limits. Subject to adjustment under Section 11, the maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Section 162(m) granted to any Participant in any calendar year shall not exceed the following number of Shares: (i) Options and Stock Appreciation Rights: 2 million Shares; and (ii) all Other Share-Based Awards that are Performance Awards, including Dividend Equivalents on any such Awards: 2 million Shares. The maximum amount of cash-based Performance Awards intended to constitute “performance-based compensation” under Section 162(m) granted to any Participant in any calendar year shall not exceed the following: (i) Annual Incentive Award: $7.5 million; and (ii) all other cash-based Performance Awards: $7.5 million.

(iv) Timing for Establishing Performance Goals. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

(v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

(vi) Other. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) to the extent required by Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

(c) Status of Section 10(b) Awards under Section 162(m). It is the intent of the Company that Performance Awards under Section 10(b) hereof granted to persons who are designated by the Committee as having the potential to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Committee, qualify as “performance-based compensation” within the meaning of Section 162(m). Accordingly, the terms of Section 10(b), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as having the potential to be a Covered Employee with respect to that fiscal year or any subsequent fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 11. ~~Section 10.~~ Adjustments Upon Certain Events

Subject to Section ~~18~~19 below, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities available for issuance, issued or reserved for issuance pursuant to the Plan and pursuant to outstanding Awards; (ii) the maximum amounts of Awards that may be granted during a calendar year to any Participant pursuant to Section ~~3~~10(b); (iii) the Option Price or exercise price of any Stock Appreciation Right; and/or (iv) any other affected terms of any Award.

(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for: (i) the accelerated vesting (including transferability) or exercisability of any outstanding Awards then held by Participants that are otherwise unexercisable or unvested, as the case may be, to the extent determined by the Committee and as of a date selected by the Committee; (ii) the earning of all or any outstanding performance shares or incentive awards; (iii) the termination of an Award upon the consummation of the Change in Control, and the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares in the Change in Control subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights; and/or (iv) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

Section 12. ~~Section 11.~~ No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Section 13. ~~Section 12.~~ Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Section 14. ~~Section 13.~~ Transferability of Awards

Unless otherwise permitted by the Committee on such terms and conditions as it shall determine, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Section 15. ~~Section 14.~~ Amendments or Termination

Subject to Section ~~10~~11 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (a) increase the maximum number of Shares available for Awards under the Plan (including the limits applicable to the different types of Awards) or change the class of eligible Participants under the Plan (other than amendments having such purpose that are approved by a majority of the Stockholders of the Company that are present and entitled to vote on such matter at a meeting duly convened for such purposes (or such other standard of Stockholder vote as may be required by applicable state or federal law)); (b) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; or (c) be prohibited by applicable law or otherwise require stockholder approval (whether in order to maintain the full tax deductibility of all Awards under Section 162(m) of the Code or otherwise); provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws. In no event may the Board amend the Plan or any Award to provide for the repricing of any Option price or exercise price of any Stock Appreciation Rights without the approval by the Stockholders of the Company.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee reasonably determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code, provided that under no circumstances shall the Company or any affiliate be liable for or indemnify any Participant for any additional taxes or other amounts that may be imposed upon such Participant pursuant to or as a result of Section 409A of the Code.

Section 16. ~~Section 15.~~ International Participants

With respect to Participants, if any, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

Section 17. ~~Section 16.~~ Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Section 18. ~~Section 17.~~ Effectiveness of the Plan

The Plan shall be effective as of the Effective Date. The amendment and restatement of the Plan is effective as of December __, 2015, the date the amendment and restatement was approved by the Company’s stockholders.

Section 19. ~~Section 18.~~ Section 409A

~~No Award shall be granted, deferred, accelerated, transferred, paid out or modified under this Plan in a manner that would result in the imposition of a penalty tax under Section 409A upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to an income tax penalty under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A.~~

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s “separation from service” within the meaning of Section 409A shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such additional tax or penalty.

PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and stockholders are asked to ratify the selection at the Annual Meeting. We expect that representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, our audit committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2015.

Relationship with Independent Registered Public Accounting Firm

Expenses are generally accrued when services are provided. The aggregate fees billed for 2014 and 2013 for each of the following categories of services are set forth below:

Audit Fees: The aggregate fees incurred by Ernst & Young for audits and reviews of our 2014 financial statements were approximately $4 million. The aggregate fees incurred by Ernst & Young for the audit of the Company’s internal control over financial reporting were approximately $1 million for 2014. The aggregate fees incurred by Ernst & Young for audits and reviews of our 2013 financial statements were approximately $3 million. The aggregate fees incurred by Ernst & Young for the audit of the Company’s internal control over financial reporting were approximately $600 thousand for 2013.

Audit-Related Fees: No fees were billed by Ernst & Young for audit-related services during 2014 or 2013.

Tax Fees: The aggregate fees billed by Ernst & Young for tax services for 2014 were $82 thousand. The aggregate fees billed by Ernst & Young for tax services for 2013 were $77 thousand.

All Other Fees: Ernst & Young did not perform any other kinds of services for us during 2014 or 2013.

The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by our independent registered public accounting firm. Specifically, the audit committee pre-approved the use of Ernst & Young for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request Ernst & Young to undertake to provide assurance on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services that we would obtain from Ernst & Young, required management to report the specific engagements to the audit committee on a quarterly basis and also required management to obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to Ernst & Young during the then current fiscal year. Our audit committee approved the hiring of Ernst & Young to provide all of the services detailed above prior to Ernst & Young’s engagement. None of the services related to the audit-related fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in the applicable rules of the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that, based solely upon our review of copies of forms we have received or written representations from reporting persons, during the fiscal year ended December 31, 2014, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

ACCESS TO FORM 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock as of October 21, 2015 a copy of our annual report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission. You should address your request to Investor Relations, Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, NY 10022 or email your request to us at investor@chimerareit.com.

We make available on our website, www.chimerareit.com, under “Investor Relations/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

STOCKHOLDER PROPOSALS

The date of our 2016 annual meeting of stockholders is expected to change by more than 30 days from the date of our 2015 annual meeting of stockholders. Any stockholder intending to present a proposal at our 2016 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting pursuant to Proxy Rule 14a-8 must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us within a reasonable time before we begin to print and distribute proxy materials for the 2016 annual meeting. We will announce the specific date by which such proposals must be received by us in our annual report on Form 10-K for the fiscal year ending December 31, 2015, in a quarterly report on Form 10-Q or in a current report on Form 8-K.

In addition, pursuant to our current bylaws, any stockholder proposal for consideration at the 2016 annual meeting submitted outside the processes of Rule 14a-8 of the Exchange Act, including any stockholder nominations for our Board of Directors, will be untimely unless it is received by us not earlier than 150 days nor later than 5:00 p.m. Eastern Time 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. However, as noted above, we currently expect that our 2016 annual meeting will be held on a date that is more than 30 days prior to the first anniversary of the date of our 2015 annual meeting, in which case, to be timely, the notice must be received not earlier than the 150th day prior to the date of the 2016 annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of the 2016 annual meeting or the 10th day following the day on which public announcement of the date of the 2016 annual meeting is first made.

Any such nomination or proposal should be sent to Secretary, Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, NY 10022 and, to the extent applicable, must include the information required by our current bylaws.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

2015 ANNUAL MEETING OF STOCKHOLDERS
RESERVATION REQUEST FORM

If you wish to view Chimera Investment Corporation’s 2015 Annual Meeting of Stockholders webcast at the offices of Venable LLP (located at 750 E. Pratt Street, Suite 900, Baltimore, MD 21202), please complete the following information and return to Phillip J. Kardis II, Chief Legal Officer and Corporate Secretary, Chimera Investment Corporation, 520 Madison Avenue, 32nd Floor, New York, NY 10022. Please note that no members of management or of the Board of Directors will be present at Venable LLP’s offices.

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APPENDIX A

CHIMERA INVESTMENT CORPORATION

2007 EQUITY INCENTIVE PLAN

(as amended and restated effective December 10, 2015)

Section 1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in attracting, rewarding, and retaining employees, non-employee directors or other service providers and to motivate such employees, non-employee directors or other Persons who perform services for the Company or an Affiliate to stimulate their efforts toward the Company’s continued success, long-term growth and profitability by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, non-employee directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. The Plan has been amended and restated effective December 10, 2015 to (i) add provisions regarding cash-based performance awards, (ii) update certain provisions of the Plan regarding compliance with Section 162(m) of the Code and (iii) for other current needs. Such amendment and restatement of the Plan does not otherwise change the number of Shares reserved under the Plan, the categories of Share-based Awards or the individuals eligible to receive Awards.

Section 2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or stockholder of the Company has an interest.

(c) Annual Incentive Award: A cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee.

(d) Award: An Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent Right, Other Share-Based Award, or cash-based incentive award, including Annual Incentive Award, granted pursuant to the Plan. Certain Awards may be Performance Awards.

(e) Beneficial Owner: A “beneficial owner,” as such term is defined in Rule 13d-3 and 13d-5 under the Act (or any successor rule thereto).

(f) Board: The Board of Directors of the Company.

(g) Change in Control: The occurrence of any of the following events:

i.	stockholder approval of the complete liquidation or dissolution of the Company;

ii.	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group;

iii.	any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting shares of the Company;

iv.	a merger, consolidation or statutory share exchange where the Company’s stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity;

v.	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

vi.	the Board adopts a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a Change in Control has effectively occurred.

(h) Code: The Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

(i) Committee: The Compensation Committee of the Board or such other committee as may be appointed by the Board in accordance with Section 4 of the Plan. The Board may exercise any power or right of the Committee; provided, that, the Board may not grant any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(j) Company: Chimera Investment Corporation, a Maryland corporation.

(k) Covered Employee: A Participant who is a “covered employee” within the meaning of Section 162(m) as qualified by Section 10(c) below.

(l) Dividend Equivalent Right: a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on common stock of the Company.

(m) Effective Date: The date the initial public offering of shares of the Company’s common stock.

(n) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the closing price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an initial public offering of the Shares of the Company, the Fair Market Value on the date of such initial public offering shall be the price at which the initial public offering was made, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(o) Group: A “group” as such term is used in Sections 13(d) and 14(d) of the Act, acting in concert.

(p) ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

(q) Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(r) Option Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(s) Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(t) Participant: Members of the Board, employees of, or any Person who performs services for, the Company or an Affiliate of the Company (whether as a consultant, advisor or otherwise) who is selected by the Committee to participate in the Plan.

(u) Performance Award: An Award made subject to the attainment of performance goals (as described in Section 10) over a performance period established by the Committee, and includes an Annual Incentive Award.

(v) Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(w) Plan: The 2007 Equity Incentive Plan, as the same may be amended from time to time.

(x) RSU: A restricted stock unit, granted pursuant to Section 9 of the Plan, which represents the right to receive a Share.

(y) Section 162(m): Section 162(m) of the Code.

(z) Section 409A: Section 409A of the Code.

(aa) Shares: Shares of common stock of the Company, subject to adjustment pursuant to Section 11 of the Plan.

(bb) Stock Appreciation Right: A stock appreciation right granted in connection with or independent of the grant of an Option, pursuant to Section 7 of the Plan.

Section 3. Shares Subject to the Plan

Subject to this Section 3, and subject to adjustments as provided in Section 11, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 8% of the authorized number of Shares of the Company on the Effective Date; provided, however, that no Award may cause the total number of Shares subject to all outstanding Awards to exceed 8% of the number of Shares outstanding on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into Shares) at the time of the Award. The Shares that may be used hereunder may consist, in whole or in part, of unissued Shares or previously issued Shares that have been reacquired by the Company. The issuance of Shares upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards that terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan. If the Option Price of any Option granted under the Plan is satisfied by delivering Shares to the Company in accordance with the terms of Section 6(b) of the Plan, only the number of Shares issued net of the Shares delivered shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable minimum income tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available under the Plan. Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options, shall be subject to the limitation of this Section 3. If any Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of this Section 3 above the underlying Shares may again be made the subject of Awards under the Plan.

Section 4. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines, including to a subcommittee consisting of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company that becomes an Affiliate. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time, in its sole discretion (including, without limitation, accelerating or waiving any vesting conditions and/or accelerating any payment). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award. For avoidance of doubt, if at any time the Committee determines that it has not received or required sufficient payment in respect of such withholding, the Committee is authorized to require such additional payments as it determines are necessary, and may withhold from such sources as it determines are necessary, including by payroll deductions.

Section 5. Limitations

No Award may be granted under the Plan after December 10, 2025 (the tenth anniversary of the date that the Company’s stockholders approve the amendment and restatement of the Plan), but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms of the Plan.

Section 6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award, and shall be subject to the foregoing, the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a) Option Price; Exercisability. Any Option granted under the Plan shall have an Option Price of not less than the Fair Market Value of one Share on the date the Option is granted, and shall be vested and exercisable in installments at such time and upon such terms and conditions, as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(b) Exercise of Options. Except as otherwise provided in the Plan or in an Award, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i) through (v) in the following sentence. Except as otherwise provided in an Award, the purchase price for the Shares as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) to the extent permitted by applicable law through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, through net settlement in Shares (a “cashless exercise”). The Committee may also authorize the Company to make or facilitate loans to Participants to enable them to exercise Options to the extent not prohibited by applicable law. The Committee may permit Participants to exercise Options in joint-tenancy with the Participant’s spouse.

(c) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have an Option Price of less than the Fair Market Value of one Share on the date granted or have a term in excess of ten years. Additionally, no ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of one Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All options granted under the Plan are intended to be nonqualified stock options, unless the applicable award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(d) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price (or taxes relating to the exercise of an Option) by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), satisfy such delivery requirement by presenting proof of record ownership of such Shares, or, to the extent permitted by the Committee, beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7. Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Appreciation Right Award).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit; provided that no Stock Appreciation Right may remain exercisable more than 10 years after the date of grant.

Section 8. Terms and Conditions of Dividend Equivalent Rights

(a) Grants. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

(b) Certain Terms. The terms of a Dividend Equivalent Right shall be set by the Committee in its discretion. Payment of the amount determined in accordance with Section 8(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

(c) Other Types of Dividend Equivalent Rights. The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option, which right would consist of the right (subject to Section 8(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

Section 9. Other Share-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value, of Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Section 10. Performance-Based Awards

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as having the potential to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 10(b). Notwithstanding anything herein to the contrary, the Committee in its discretion may provide for Performance Awards to Covered Employees that are not intended to qualify as “performance-based compensation” for purposes of Section 162(m).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (e.g., to the performance of one or more comparable companies or indices or based on year-over-year growth). To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 10(b) are established, the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual, non-recurring or unbudgeted items, and the cumulative effects of tax or accounting changes. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) other earnings or income measures (including EBIT and EBITDA); (iv) total stockholder return; (v) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vi) dividends per Share; (vii) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or revenue); (viii) revenue; (ix) profit margin; (x) expense targets; (xi) cost control measures; (xii) balance sheet metrics; (xiii) strategic initiatives; (xiv) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xv) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions, or improvements in capital structure; (xvi) debt levels or reduction or debt ratios; (xvii) operating efficiency; or (xviii) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

(iii) Individual Award Limits. Subject to adjustment under Section Error! Reference source not found., the maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Section 162(m) granted to any Participant in any calendar year shall not exceed the following number of Shares: (i) Options and Stock Appreciation Rights: 2 million Shares; and (ii) all Other Share-Based Awards that are Performance Awards, including Dividend Equivalents on any such Awards: 2 million Shares. The maximum amount of cash-based Performance Awards intended to constitute “performance-based compensation” under Section 162(m) granted to any Participant in any calendar year shall not exceed the following: (i) Annual Incentive Award: $7.5 million; and (ii) all other cash-based Performance Awards: $7.5 million.

(iv) Timing for Establishing Performance Goals. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

(v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

(vi) Other. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) to the extent required by Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

(c) Status of Section 10(b) Awards under Section 162(m). It is the intent of the Company that Performance Awards under Section 10(b) hereof granted to persons who are designated by the Committee as having the potential to be Covered Employees within the meaning of Section 162(m) shall, if so designated by the Committee, qualify as “performance-based compensation” within the meaning of Section 162(m). Accordingly, the terms of Section 10(b), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as having the potential to be a Covered Employee with respect to that fiscal year or any subsequent fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 11. Adjustments Upon Certain Events

Subject to Section 19 below, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities available for issuance, issued or reserved for issuance pursuant to the Plan and pursuant to outstanding Awards; (ii) the maximum amounts of Awards that may be granted during a calendar year to any Participant pursuant to Section 10(b); (iii) the Option Price or exercise price of any Stock Appreciation Right; and/or (iv) any other affected terms of any Award.

(b) Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, provide for: (i) the accelerated vesting (including transferability) or exercisability of any outstanding Awards then held by Participants that are otherwise unexercisable or unvested, as the case may be, to the extent determined by the Committee and as of a date selected by the Committee; (ii) the earning of all or any outstanding performance shares or incentive awards; (iii) the termination of an Award upon the consummation of the Change in Control, and the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares in the Change in Control subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights; and/or (iv) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

Section 12. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Section 13. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

Section 14. Transferability of Awards

Unless otherwise permitted by the Committee on such terms and conditions as it shall determine, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Section 15. Amendments or Termination

Subject to Section 11 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (a) increase the maximum number of Shares available for Awards under the Plan (including the limits applicable to the different types of Awards) or change the class of eligible Participants under the Plan (other than amendments having such purpose that are approved by a majority of the Stockholders of the Company that are present and entitled to vote on such matter at a meeting duly convened for such purposes (or such other standard of Stockholder vote as may be required by applicable state or federal law)); (b) without the consent of a Participant, diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; or (c) be prohibited by applicable law or otherwise require stockholder approval (whether in order to maintain the full tax deductibility of all Awards under Section 162(m) of the Code or otherwise); provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws. In no event may the Board amend the Plan or any Award to provide for the repricing of any Option price or exercise price of any Stock Appreciation Rights without the approval by the Stockholders of the Company.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee reasonably determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code, provided that under no circumstances shall the Company or any affiliate be liable for or indemnify any Participant for any additional taxes or other amounts that may be imposed upon such Participant pursuant to or as a result of Section 409A of the Code.

Section 16. International Participants

With respect to Participants, if any, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

Section 17. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Section 18. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date. The amendment and restatement of the Plan is effective as of December 10, 2015, the date the amendment and restatement was approved by the Company’s stockholders.

Section 19. Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s “separation from service” within the meaning of Section 409A shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such additional tax or penalty.

CHIMERA INVESTMENT CORPORATION
520 MADISON AVENUE
32ND FLOOR
NEW YORK, NY 10022

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CIM

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M97071-P69948	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CHIMERA INVESTMENT CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Dennis M. Mahoney	☐	☐	☐
	1b.	Paul A. Keenan	☐	☐	☐	For	Against	Abstain
2.	The proposal to approve a non-binding advisory resolution on executive compensation.					☐	☐	☐
3.	The proposal to approve an amendment to and restatement of our 2007 Equity Incentive Plan for purposes of Section 162(M) of the Internal Revenue Code.					☐	☐	☐
4.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2015 fiscal year.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M97072-P69948

CHIMERA INVESTMENT CORPORATION
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
December 10, 2015

Revoking all prior proxies, the undersigned hereby appoints Matthew Lambiase and Robert Colligan, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Chimera Investment Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via a live webcast, commencing at 10:00 a.m., New York time, on Thursday December 10, 2015, and at any postponement or adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all director nominees, and "FOR" proposals 2, 3 and 4 and in accordance with the proxy holders' discretion upon such other matters as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side